EXHIBIT 15.3

TELECOMMUNICATIONS BUSINESS ACT

Wholly Amended by Act No. 4394,	Aug. 10, 1991
Amended by Act No. 4439,	Dec. 14, 1991
Act No. 4441,	Dec. 14, 1991
Act No. 4861,	Jan. 5, 1995
Act No. 4903,	Jan. 5, 1995
Act No. 5220,	Dec. 30, 1996
Act No. 5385,	Aug. 28, 1997
Act No. 5564,	Sep. 17, 1998
Act No. 5835,	Feb. 8, 1999
Act No. 5986,	May. 24, 1999
Act No. 6230,	Jan. 28, 2000
Act No. 6346,	Jan. 8, 2001
Act No. 6360,	Jan. 16, 2001
Act No. 6602,	Jan. 14, 2002
Act No. 6656,	Feb. 4, 2002
Act No. 6822,	Dec. 26, 2002
Act No. 7165,	Feb. 9, 2004
Act No. 7445,	Mar. 31, 2005
Act No. 7796,	Dec. 29, 2005
Act No. 7916,	Mar. 24, 2006
Act No. 8198,	Jan. 3, 2007
Act No. 8324,	March 29, 2007. Enforcement Date Sep. 30, 2007
Act No. 8425,	May 11, 2007
Act No. 8635,	Aug. 3, 2007
Act No. 8867,	Feb. 29, 2008

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Act is to contribute to the promotion of public welfare by encouraging sound development of telecommunications business and ensuring convenience to the users of telecommunications service through proper management of such business.

Article 2 (Definitions)

(1) For the purpose of this Act, <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998>

1.	the term “telecommunications business operator” means a person who provides telecommunications service with holding a license or making a registration or report under this Act;

2.	the term “user” means a person who has made a contract for the use of any telecommunications service with the telecommunications business operator in order to receive a provision of telecommunications service; and

3.	the term “universal service” means the basic telecommunications service which any user may receive at reasonable fees anytime and anywhere.

(2) The terms used in this Act shall be the same as defined in the Framework Act on Telecommunications, except for those defined in paragraph (1) above. <Amended by Act No. 8198, Jan. 3, 2007>

Article 3 (Duty of Providing Services, etc.)

(1) A telecommunications business operator shall not refuse to provide any telecommunications service, without justifiable reasons.

(2) A telecommunications business operator shall guarantee the fairness, speediness and accuracy in performing his business.

(3) A fee for telecommunications service shall be reasonably fixed so as to ensure a smooth development of telecommunications business and to provide the users with convenient and diverse telecommunications services in the fair and inexpensive manner.

Article 3-2 (Universal Service)

(1) All telecommunications business operators shall have the obligation to provide universal service or to replenish the losses incurred by such provisions. <Amended by Act No. 6346, Jan. 8, 2001>

(2) The Communications Commission may, notwithstanding the provisions of paragraph (1), exempt the telecommunications business operator determined by the Enforcement Decree as a telecommunications business operator for whom an imposition of obligation under paragraph (1) is deemed inadequate in view of the peculiarity of telecommunications service, or the telecommunications business operator whose turnover of telecommunications service is less than the amount as determined by the Enforcement Decree within the limit of 1/100 of total turnover of the telecommunications services, from the relevant obligations. <Newly Inserted by Act No. 6346, Jan. 8, 2001, Act No. 8867, Feb. 29, 2008>

(3) The details of universal service shall be determined by the Enforcement Decree in consideration of the following matters: <Amended by Act No. 8425, May 11, 2007>

1.	Level of the development of information and communications technology;

2.	Level of the dissemination of telecommunications service;

3.	Public interest and safety;

4.	Promotion of social welfare; and

5.	Acceleration of informatization.

(4) In order to provide effective, stable universal service, the Korea Communications Commission may, in consideration of size and quality of universal service, level of price and the technical capability of a telecommunications business operator, designate a telecommunications business operator through the method and procedure prescribed by the Enforcement Decree. <Amended by Act No. 8425, May 11, 2007; No. 8867, Feb. 29, 2008>

(5) Under the method and procedure prescribed by the Enforcement Decree, the Korea Communications Commission may have a telecommunications business operator bear compensation for losses incurred in the course of providing universal service based on the total sales. <Newly inserted by Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998]

CHAPTER II TELECOMMUNICATIONS BUSINESS

SECTION 1 General Provisions

Article 4 (Classification, etc. of Telecommunications Business)

(1) The telecommunications businesses shall be classified into a key communications business, a specific communications business and a value-added communications business. <Amended by Act No. 5385, Aug. 28, 1997>

(2) The key communications business shall be the business to install telecommunications line facilities, and thereby provide telecommunications services such as telegraph and telephone service (hereinafter referred to as the “key telecommunications services”), whose types and contents are determined by the Enforcement Decree, in consideration of impacts on the public interest and national industries and the necessity for stable provision of services. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(3) The specific communications business shall correspond to one of the following subparagraphs: <Newly Inserted by Act No. 5385, Aug. 28, 1997; Act No. 8867, Feb. 29, 2008>

1.	Business which provides a key telecommunications service by making use of telecommunications line facilities, etc. of a person who has obtained a license for key communications business under Article 5 (hereinafter referred to as a “key communications business operator”); and

2.	Business which installs the telecommunications facilities in the premises as determined by the Enforcement Decree, and provides a telecommunications service therein by making use of the said facilities.

(4) The value-added communications business shall be the business which leases telecommunications line facilities from a key communications business operator, and provides a telecommunications business service other than the key telecommunications services under paragraph (2) (hereinafter referred to as the “value-added communications service”). <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997>

[This	Article Wholly Amended by Act No. 4903, Jan. 5, 1995]

SECTION 2 Key Communications Business

Article 5 (License etc. of Key Communications Business Operator)

(1) A person who intends to run a key communications business shall obtain a license from the Korea Communications Commission. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission shall, in case where it intends to grant a license under paragraph (1), go through a deliberation by the Information and Communications Policy Deliberation Council under Article 44-2 of the Framework Act on Telecommunications: Provided, That this shall not apply to the license of minor business as prescribed by the Enforcement Decree <Amended by Act No. 5220, Dec. 30, 1996, Amended by Act No. 8198, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

(3) The Korea Communications Commission shall, in granting a license under paragraph (1), comprehensively examine the matters falling under each of the following subparagraphs: <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

1.	Propriety of the plans for providing the key telecommunications services;

2.	Appropriateness of the size of telecommunications facilities;

3.	Financial and technical capability;

4.	Actual results of technical developments related to key telecommunications services to be provided;

5.	Technical development plans related to key telecommunications services;

6.	Support plans for technical developments for promoting telecommunications; and

7.	Other necessary matters for the performance of business.

(4) The Communications Commission shall set forth the detailed examination criteria by examining item under paragraph (3), period for license and outline of application for license, and make a public announcement thereof. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(5) The Korea Communications Commission may, in case where it grants a license for key communications business under paragraph (1), attach the conditions necessary for the promotion of fair competition, protection of users, improvement of service quality and efficient employment of resources for information and communication. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

(6) A person subject to a license under paragraph (1) shall be limited to a juristic person.

(7) Procedures for a license under paragraph (1) and other necessary matters shall be determined by the Enforcement Decree. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]

Article 5-2 (Reasons for Disqualification for License)

Persons falling under each of the following subparagraphs shall not be entitled to obtain the license for a key communications business as referred to in Article 5:

1.	The State or local governments;

2.	Foreign governments or foreign corporations; and

3.	Corporations whose stocks are owned by foreign governments or foreigners in excess of the restrictions on stock possessions as referred to in Article 6 (1).

[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]

Article 6 (Restrictions on Stock Possessions of Foreign Governments or Foreigners)

(1) The stocks of a key communications business operator (limited to the voting stocks, and including the stock equivalents with voting rights, such as stock depositary receipts, etc. and investment equities; hereinafter the same shall apply) shall not be owned in excess of 49/100 of the gross number of issued stocks, when adding up all of those owned by the foreign governments or foreigners.

(2) A corporation whose largest stockholder is a foreign government or a foreigner (including, throughout this Act, a specially-related person under Article 9(1)1 of the Capital Markets and Financial Investment Business Act) and not less than 15/100 of the gross number of its issued stocks is owned by said foreign government or foreigner (hereinafter referred to as the “fictitious corporation of foreigners”) shall be regarded as a foreigner. <Amended, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

(3) A corporation that owns less than 1/100 of the gross number of stocks issued by a key communications business operator shall not be regarded as a foreigner, even if it is equipped with the requirements as referred to in paragraph (2).

[This Article Wholly Amended by Act No. 7165, Feb. 9, 2004]

Article 6-2 (Grounds for Disqualifying Officers)

(1) Any person falling under each of the following subparagraphs shall be disqualified to serve as an officer of any key communications business operator <Amended by Act No. 7445, Mar. 31, 2005; Act No. 8198, Jan. 3, 2007>:

1.	A minor, an incompetent or a quasi-incompetent;

2.	A person who has yet to be reinstated after having been declared bankrupt;

3.	A person who has been sentenced to imprisonment without prison labor or a heavier punishment on charges of violating this Act, the Framework Act on Telecommunications, the Radio Waves Act or the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc. and for whom three years have yet to pass from the date on which the execution of the sentence is terminated (including a case where the execution of the sentence is deemed to be terminated) or the execution of the sentence is exempted;

4.	A person who is in a stay period after having been sentenced to a stay of the execution of the imprisonment without prison labor or a heavier punishment on charges of violating this Act, the Framework Act on Telecommunications, the Radio Waves Act or the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc.;

5.	A person who has been sentenced to a fine on charges of violating this Act, the Framework Act on Telecommunications, the Radio Waves Act or the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc. and for whom three years have yet to pass from the date of such sentence; and

6.	A person who has been subject to a disposition taken to revoke his permission in accordance with Article 15 (1), a disposition taken to revoke his registration in accordance with Article 28 (1) or an order given in accordance with paragraph (2) of the same Article to discontinue his business and for whom three years have yet to pass from the date of such disposition or order. In the case of a corporation, the person refers to the person who commits the act of causing the disposition to revoke permission, the disposition to revoke registration or the order to discontinue business, and its representative.

(2) In the event that any officer is found to fall under each subparagraph of paragraph (1) or is found to fall under each subparagraph of paragraph (1) at the time that he is selected and appointed as an officer, he shall rightly resign from the office.

(3) Any act in which any officer has been involved prior to his resignation under paragraph (2) shall not lose its legal efficacy.

[This Article Wholly Amended by Act No. 6822, Dec. 26, 2002]

Article 6-3 (Examination of Public Interest Nature of Stock Acquisition, etc. by Key Communications Business Operator)

(1) The Public Interest Nature Examination Committee (hereinafter referred to as the “Committee”) shall be established in the Korea Communications Commission in order to make an examination regarding whether or not what falls under each of the following subparagraphs impedes the public interests as prescribed by the Enforcement Decree (hereinafter referred to as the “examination of public interest nature”), such as the national safety guarantee and maintenance of public peace and order, etc. <Amended, Jan. 3, 2007; Act No. 8635, Aug. 3, 2007; Act No. 8867, Feb. 29, 2008>:

1.	Where the principal comes to own not less than 15/100 of the gross number of stocks issued by a key communications business operator, when adding up those owned by the specially-related person as referred to in Article 9 paragraph (1) subparagraph 1 of the Capital Market Integration Act (hereinafter referred to as the “specially-related person”);

2.	Where the largest stockholder of a key communications business operator is altered;

3.	Where a key communications business operator or any stockholder of a key communications business operator concludes a contract for important management matters as prescribed by the Enforcement Decree, such as the appointment and dismissal of executives and the transfer or takeover, etc. of business of the relevant key communications business operator, with a foreign government or a foreigner; and

4.	Other cases as prescribed by the Enforcement Decree, where there exists a change in the stockholders who have de facto management rights of a key communications business operator.

(2) Where a key communications business operator or any stockholder of a key communications business operator comes to fall under each of subparagraphs of paragraph (1), he shall file a report thereon with the Korea Communications Commission within seven days from the time when such a fact took place. <Amended by Act No. 8867, Feb. 29, 2008>

(3) Where a key communications business operator or any stockholder of a key communications business operator is to come to fall under each of subparagraphs of paragraph (1), he may, prior to the said situation, request the Korea Communications Commission to make an examination as referred to in paragraph (1). <Amended by Act No. 8867, Feb. 29, 2008>

(4) Where the Korea Communications Commission has received a report as referred to in paragraph (2) or a request for examination as referred to in paragraph (3), it shall refer it to the Committee. <Amended by Act No. 8867, Feb. 29, 2008>

(5) Where the Korea Communications Commission judges that there exists a danger of impeding the public interests by the cases falling under each of subparagraphs of paragraph (1) in view of the result of examination as referred to in paragraph (1), it may order the alteration of contract detail and suspension of its implementation, the suspension of exercise of voting rights, or the sale of relevant stocks. <Amended by Act No. 8867, Feb. 29, 2008>

(6) The report as referred to in paragraph (2) or (3), or the scope of key communications business operators to be examined, the procedures for reports and examinations and other necessary matters shall be stipulated by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>.

[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]

Article 6-4 (Composition and Operation, etc. of Public Interest Nature Examination Committee)

(1) The Committee shall consist of not less than five but not more than ten members including one Chairman.

(2) The Chairman shall be the Vice Chairman of the Korea Communications Commission, and the members shall be the persons commissioned by the Chairman from among the public officials ranking Grade III or higher grade of related central administrative agencies or public officials who belong to senior executive service as prescribed by the Enforcement Decree, and those falling under each of the following subparagraphs <Amended, by Act No. 7796, Dec. 29, 2005; Act No. 8198, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>:

1.	Persons having profound knowledge and experiences in the information and communications;

2.	Persons recommended by the Government-contributed research institutes relating to the national safety guarantee and maintenance of public peace and order;

3.	Persons recommended by the nonprofit non-governmental organizations as referred to in Article 2 of the Assistance for Nonprofit Non-Governmental Organizations Act; and

4.	Other persons deemed necessary by the Chairman.

(3) The Committee may conduct necessary investigations for the examination of public interest nature, or request the interested parties or the reference witnesses to provide the data. In such case, the relevant interested parties or the reference witnesses shall comply with it unless they have any justifiable reasons.

(4) Where the Committee deems it necessary, it may have the interested parties or the reference witnesses attend the Committee, and hear their opinions.

(5) Matters necessary for the organization or operation, etc. of the Committee shall be prescribed by the Enforcement Decree.

[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]

Article 7 (Restrictions, etc. on Stockholders of Excessive Possession)

(1) Where a foreign government or a foreigner has acquired the stocks in contravention of the provisions of Article 6 (1), no voting rights shall be exercised for the stocks under the said excessive possession.

(2) The Korea Communications Commission may order the stockholder who has acquired stocks in contravention of the provisions of Article 6 (1), a key communications business operator wherein exists the said stockholder, or the stock-holder of the fictitious corporation of foreigners, to make corrections in the relevant matters, with specifying the period within the limit of six months. <Amended by Act No. 8867, Feb. 29, 2008>

(3) Persons subjected to the order for corrections as referred to in paragraph (2) shall make corrections in the relevant matters within the specified period.

(4) With regard to the stockholder in contravention of the provisions of Article 6 (1), a key communications business operator may refuse any renewals for the excessive portion in the register of stockholders or of members.

[This Article Wholly Amended by Act No. 7165, Feb. 9, 2004]

Article 7-2 (Charge for Compelling Execution)

(1) Against the persons who were subjected to the orders as referred to in Articles 6-3 (5) or 7 (2) (hereinafter referred to as the “corrective orders”) and has failed to comply with them within the specified period, the Communications Commission may levy the charge for compelling the execution. In such case, the charge for compelling the execution leviable per day shall be not more than 3/1,000 of purchase prices of relevant possessed stocks, but in the case not related with the stock possession, it shall be the amount not exceeding 100 million won. <Amended by Act No. 8867, Feb. 29, 2008>

(2) The period subject to a levy of the charge for compelling the execution as referred to in paragraph (1) shall be from the day next to the date of expiration of the period set in the corrective orders to the date of implementing the corrective orders. In such case, a levy of the charge for compelling the execution shall be made within 30 days from the day next to the expiration date of the period set in the corrective orders, except for the case where there exists a special reason.

(3) Provisions of Article 37-2 (4) shall apply mutatis mutandis to the collection of the charge for compelling the execution.

(4) Matters necessary for the levy, payment, refund, etc. of the charge for compelling the execution shall be prescribed by the Enforcement Decree.

[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]

Article 8 (Issuance of Stocks)

A key communications business operator shall, in a case of an issuance of stocks, issue the registered ones. <Amended by Act No. 4903, Jan. 5, 1995>

Article 9 (Obligation of Commencing Business)

(1) A key communications business operator shall install telecommunications facilities and commence business within the period as fixed by the Korea Communications Commission <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission may, in case where the said business operator is unable to commence business within the period under paragraph (1) due to force majeure and other unavoidable reasons, extend the relevant period only once, upon an application of the key communications business operator. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(3) Deleted. <by Act No. 5564, Sep. 17, 1998>

Article 10 (Addition of Service and Modification of License)

(1) A key communications business operator shall, in case where he intends to additionally provide a key communications service other than that already licensed under Article 5, obtain a modified license for such change from the Korea Communications Commission under the conditions as prescribed by the Enforcement Decree: Provided, That where a key communications business operator who provides a telephone service intends to additionally provide a key communications service prescribed by the Enforcement Decree within the limit of not hampering a key communications service which is provided by making use of existing facilities, he shall make a report thereon to the Minister of Information and Communication. <Amended by Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

(2) Where a key communications business operator intends to modify the important matters prescribed by the Enforcement Decree from among the matters licensed under Article 5, he shall obtain a modified license from the Korea Communications Commission, under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

(3) The provisions of Articles 5 (5) and Article 9 shall be applicable mutatis mutandis to a modified license for change under paragraph (1).

[This Article Wholly Amended by Act No. 5564, Sep. 17, 1998]

Article 11 (Concurrent Operation of Business)

(1) A key communications business operator shall, in case where he intends to run any of the businesses set forth in the following subparagraphs, obtain approval from the Korea Communications Commission: Provided that, this provision shall not apply to any key communications business operator with less than 30,000,000,000 Korean Won in turnover of services. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 8324, Mar. 29, 2007; Act No. 8867, Feb. 29, 2008>

1.	manufacturing of telecommunications [tools]

2.	information and communications work pursuant to paragraph 3 of Article 2 of the Information and Communications Work Business Act (excluding renovation and consolidation work for electronic telecommunications network)

3.	services pursuant to subparagraph 6 of Article 2 of the Information and Communications Work Business Act (excluding renovation and consolidation of electronic telecommunications network).

(2) The Korea Communications Commission shall grant approval under paragraph (1), in case where deemed that a key communications business operator is not likely to cause any impediments to the operation of telecommunications service by running a business under paragraph (1), and that it is required for the development of telecommunications. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

Article 12 Deleted. <by Act No. 5986, May 24, 1999>

Article 13 (Takeover of Business and Merger of Juristic Persons etc.)

(1) A person who belongs to any one of the categories set forth in the following paragraphs shall obtain an authorization from the Korea Communications Commission under the conditions as prescribed by the Enforcement Decree: Provided, that in case that person sells telecommunications circuit installations except the ones prescribed by the Enforcement Decree, he shall report it to the Korea Communications Commission under the conditions as determined by the Enforcement Decree <Amended by Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

1.	a person who takes or intends to take over the whole or part of a business of a key communications business operator

2.	a person who intends to merge with a juristic person which is a key communications business operator

3.	a key communications business operator intending to sell the telecommunications circuit installations necessary for provision of key communications service

4.	a person who, along with a certain related person intends to become the [largest shareholder of a key communications business operator or own 15% of more of the issued shares of the key communications business operator.

(2) Where a key communications business operator intends to establish a juristic person in order to provide a part of key communications services from among the plural key communications services licensed, he shall obtain approval from the Korea Communications Commission, under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

(3) The Korea Communications Commission shall, in case where it intends to grant authorization or approval under paragraph (1) or (2), comprehensively examine the matters falling under each of the following subparagraphs: <Newly Inserted by Act No. 6230, Jan. 28, 2000; Act No. 8425, May 11. 2007; Act No. 8867, Feb. 29, 2008>

1.	Appropriateness of financial and technical capability and business operational capability;

2.	Appropriateness of management of resources for information and communications, such as frequencies and telecommunications numbers, etc.;

3.	Impact on the competition of key communications business; and

4.	Impact on the protection of users and the public interests.

5.	Impact on public interests, such as the use of telecommunications facilities and communication networks, efficiency of research and development and international competitive power of the communications industry, etc.

(4) Matters necessary for the detailed examination standards by examination items and the examination procedures, etc. under paragraph (3) shall be fixed and publicly announced by the Korea Communications Commission <Newly Inserted by Act No. 6230, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

(5) A person who has taken over the business of a key communications business operator by obtaining an authorization under paragraph (1), or a juristic person surviving a merger or that established by a merger, or that established by obtaining an authorization under paragraph (2), shall succeed to the status which is related to a license of the relevant key communications business.

(6) The Korea Communications Commission may, in case where it grants authorization or approval under paragraph (1) or (2), attach conditions required for fair competition and protection of users, etc. <Newly Inserted by Act No. 6230, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

(7) The Korea Communications Commission shall, in case where it intends to grant an authorization under paragraph (1), go through a deliberation by the Information and Communications Policy Deliberation Council under Article 44-2 of the Framework Act on Telecommunications, and consultation with the Fair Trade Commission. <Amended by Act No. 6230, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

(8) The provisions of Article 5-2 shall apply mutatis mutandis to an authorization under paragraph (1) and approval under paragraph (2). <Amended by Act No. 7165, Feb. 9, 2004>

(9) In the event any person/entity subject to Article 1(4) fails to acquire the permit pursuant thereto, the Korea Communications Commission may order suspension of its voting right or sale of the applicable shares. <Newly inserted, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

(10) A person who wishes to obtain authorization under paragraph (1) or approval under paragraph (2) shall not unify communications networks, appoint officers, execute other activities such as transferring, consolidating, entering into contract concerning disposing of facilities or take follow-up measures regarding establishment of a company prior to obtaining such authorization or approval. <Newly inserted by Act No. 8425, May 11, 2007>

[This Article Wholly Amended by Act No. 5564, Sep. 17, 1998]

Article 14 (Suspension, Closedown of Business or Dissolution of Juristic Persons, etc.)

(1) A key communications business operator shall, in case where he intends to suspend or discontinue the whole or part of a key communications business run by him, notify the users at least 60 days prior to the date of termination and obtain approval of such suspension or discontinuation from the Korea Communications Commission. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8324, Mar. 29, 2007; Act No. 8867, Feb. 29, 2008>

(2) In the event separate measures of protection is deemed to be necessary for the protection of users upon suspension or discontinuance of the relevant key communications business, the Korea Communications Commission may order such measures (including assistance for membership change, bearing expenses, termination of membership) to be taken. Amended by Act No. 8324 Mar. 29, 2007; Act No. 8867, Feb. 29, 2008>

(3) The Korea Communications Commission shall, in case where an application for approval or authorization under paragraph (1) is made, and where deemed that suspension, discontinuance of relevant business or a dissolution of a juristic person is likely to hamper the public interests, not grant the relevant approval or authorization. <Amended by Act No. 5220, Dec. 30, 1996. Amended by Act No. 8324, Mar. 29, 2007; Act No. 8867, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]

Article 15 (Cancellation of License, etc.)

(1) The Korea Communications Commission may, in case where a key communications business operator falls under any one of the following subparagraphs, cancel the relevant license or give an order to suspend the whole or part of business with fixing a period of no more than one year: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5564, Sep. 17, 1998; Act No. 5835, Feb. 8, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6360, Jan. 16, 2001; Act No. 7916, March 24, 2006,; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

1.	Where he has obtained a license by deceit and other illegal means;

2.	Where he has failed to implement the conditions under Articles 5 (5) and 13 (6);

3.	Where he has failed to observe the orders under Article 7 (2);

4.	Where he has failed to commence business within the period under Article 9 (1) (in case of obtaining an extension of the period under Article 9 (2), the extended period);

5.	Where he has failed to comply with the standardized use contract, that is authorized or reported under Article 29 (1); and

6.	Where he fails to comply with an order for correction under Article 37 (1) or Article 65 (1) without any justifiable reasons.

(2) Criteria and procedures for the dispositions under paragraph (1) and other necessary matters shall be determined by the Enforcement Decree. <Amended by Act No. 5220, Dec. 30, 1996,: Act No. 8324, Mar. 29, 2007>

Article 16 Deleted. <by Act No. 5564, Sep. 17, 1998>

SECTION 3 Deleted.

Articles 17 and 18 Deleted. <by Act No. 4903, Jan. 5, 1995>

SECTION 4 Specific Communications Business and Value-Added Communications Business

Article 19 (Registration of Specific Communications Business Operator)

(1) A person who intends to operate a specific communications service shall register the following matters with the Korea Communications Commission (including registration through information network) under the conditions as determined by the Enforcement Decree <Amended by Act No. 8198 Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>:

1.	Financial and technical capability;

2.	Plans for a user protection; and

3.	Business plans, etc. and other matters as determined by the Enforcement Decree.

(2) The Korea Communications Commission may, upon receipt of the registration of a specific communications business under paragraph (1), attach the conditions necessary for the promotion of fair competition, protection of users, improvement of service quality and efficient employment of resources for information and communication <Amended by Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

(3) A person subject to the registration of specific communications business under paragraph (1) shall be limited to a juristic person.

(4) Procedures and requirements for the registration under paragraph (1) and other necessary matters shall be determined by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5385, Aug. 28, 1997]

Article 20 Deleted. <by Act No. 5986, May 24, 1999>

Article 21 (Report, etc. of Value-Added Communications Business Operator)

A person who intends to run a value-added communications business shall report to the Korea Communications Commission (including reports via information network), according to the requirements and procedures as prescribed by the Enforcement Decree: Provided, That this shall not apply to a case where a key communications business operator intends to run a value-added communications business or where the size of the operating telecommunications facilities is a small value-added communication business matching the criteria prescribed by the Enforcement Decree. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 7445, Mar. 31, 2005; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]

Article 22 (Modification of Registered or Reported Matters)

A person who has registered as a specific communications business operator under Article 19 (hereinafter referred to as a “specific communications business operator”) or who has made a report of a value-added communications business operator under Article 21 (hereinafter referred to as a “value-added communications business operator”) shall, when he intends to modify the matters as determined by the Enforcement Decree from among the relevant registered or reported matters, make in advance a modified registration or modified report (including modified registration or modified report through information network) to the Korea Communications Commission under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 8198, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 5385, Aug. 28, 1997]

Article 23 Deleted. <by Act No. 4903, Jan. 5, 1995>

Articles 24 and 24-2 Deleted. <by Act No. 5986, May 24, 1999>

Article 25 (Transfer or Takeover, etc. of Business)

In case where there exists a transfer or takeover of the whole or part of a specific communications business or a value-added communications business, or a merger or succession of a juristic person which is a specific communications business operator or a value-added communications business operator, a person who has taken over the relevant business, the juristic person surviving the merger, the juristic person founded by the merger, or the successor shall make the report thereon (including reports through information network) to the Korea Communications Commission, according to the requirements and procedures as prescribed by the Enforcement Decree. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

Article 26 (Succession of Business)

In case where there have existed a transfer or takeover of a specific communications business or a value-added communications business, a merger of a juristic person which is a value-added communications business operator, or a succession of a value-added communications business, under Article 25, a person who has taken over the business, a juristic person surviving a merger, a juristic person founded by a merger or a successor shall succeed to the status of a former specific communications business operator or a value-added communications business operator. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5385, Aug. 28, 1997>

Article 27 (Suspension or Closedown, etc. of Business)

(1) A specific communications business operator or a value-added communications business operator shall, in case where he intends to suspend or close down the whole or part of his business, notify the relevant contents to the users of relevant services, and report thereon to the Korea Communications Commission (including reports through information network) not later than thirty days prior to the slated date of the relevant suspension or closedown. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1998; Act No. 8198, Jan. 3, 2007, Act No. 8867, Feb. 29, 2008>

(2) Where a juristic person which is a specific communications business operator or a value-added communications business operator is dissolved for reasons other than a merger, a relevant liquidator (referred to a trustee in a bankruptcy, when it is dissolved by bankruptcy) shall report thereon without delay to the Korea Communications Commission. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997, Act No. 8198, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

Article 28 (Cancellation of Registration and Order for Closedown of Business)

(1) The Korea Communications Commission may, when a specific communications business operator falls under any of the following subparagraphs, cancel his registration, or suspend his business by specifying the period of not more than one year: Provided, That when he falls under the subparagraph 1, the Korea Communications Commission shall cancel his registration: <Newly Inserted by Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 5835, Feb. 8, 1999; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6360, Jan. 16, 2001, Act No. 7916, Mar. 24, 2006; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

1.	Where he makes a registration by deceit and other illegal means;

2.	Where he fails to commence business within one year from the date on which a registration was made under Article 19 (1), or continually suspends business operation for not less than one year;

3.	Where he fails to implement the conditions under Article 19 (2);

4.	Deleted; <by Act No. 5986, May 24, 1999>

5.	Where he fails to comply with an order for correction under Article 37 (1) or Article 65 (1) without any justifiable reasons;

6.	Deleted; <Act No. 8425, May 11, 2007>

7.	Deleted <Act No. 8425, May 11, 2007>

(2) The Minister of Information and Communication may, when a value added communications business operator falls under any of the following subparagraphs, issue an order to him for a closedown of business or for a suspension of business by specifying a period of not more than one year: Provided, That where he falls under any one of the following subparagraphs, the said Minister shall issue an order to him for a closedown of business: <Amended by Act No. 4903, Jan 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5564, Sep. 17, 1998; Act No. 5835, Feb. 8, 1999; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6360, Jan. 16, 2001; Act No. 7916, Mar. 24, 2006; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

1.	Where he makes a report by deceit and other illegal means;

2.	Where he fails to commence the business within one year from the reporting date under Article 21, or suspend the business operation for not less than one year;

3.	Deleted; <by Act No. 5986, May 24, 1999>

4.	Where he fails to comply with a correction order under Article 37 (1) or Article 65 (1) without any justifiable reasons; and

5.	Deleted; <May 11, 2007>

(3) Criteria and procedures for dispositions taken under paragraph (1) or (2) and other necessary matters shall be determined by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 8324, Mar. 29, 2007>

CHAPTER III TELECOMMUNICATIONS SERVICE

Article 29 (Report, etc. of Standardized Use Contract)

(1) A key communications business operator shall set forth the fees and other terms for use by service with respect to the telecommunications service which he intends to provide (hereinafter referred to as the “standardized use contract”), and report thereon (including a modified report) to the Korea Communications Commission: Provided, That in a case of a key communications service whose size of business and market share correspond to the standards as determined by the Enforcement Decree, it shall obtain an authorization of the Korea Communications Commission (including a modified authorization). <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(2) Deleted. <by Act No. 5385, Aug. 28, 1997>

(3) The Korea Communications Commission shall authorize the standardized use contract under the proviso of paragraph (1), if it falls under the criteria of every following subparagraph: <Amended by Act No. 5220, Dec. 30, 1996, May 11, 2007, Feb. 29, 2008>

1.	Fees for telecommunications service shall be reasonably calculated considering but not limited to costs of supply, profits, classification of costs/ profits by labor, cost savings achieved by methods of provision of labor, and effects on fair competitive environments;

2.	Deleted; <May 11, 2007>

3.	Matters concerning the responsibility of key communications business operators and relevant users, cost-sharing methods concerning the installation work of telecommunications facilities and other works shall not be unreasonably disadvantageous to users.

4.	Forms of use of telecommunications line facilities by other telecommunications business operators or users shall not be unduly restricted;

5.	Undue discriminatory treatments shall not be made to specific persons; and

6.	Matters on securing the important communications under Article 55 shall take into consideration matters such as achieving efficient performance of State’s function.

(4) Deleted; May 11, 2007

(5) The standardized use contract under paragraph (1) shall be applicable with respect to use of telecommunications line facilities, in case where a specific communications business operator or a value-added communications business operator makes use of telecommunications line facilities of a key communications business operator. <Amended by Act No. 5385, Aug. 28, 1997>

(6) A person intending to acquire the approval (including approval for change of business) or file a report with respect to the telecommunications services shall submit the supporting data for calculation of fee (including subscription fee, basic fee, usage fee, value-added service fee, and actual expense). In case of business change, a table comparing the old (before change) and new (after change) supporting data should be submitted to the Korea Communications Commission for comparison. <Newly inserted, Act No. 8198, Jan. 3 2007; Amended by Act No. 8867, Feb. 29, 2008>

Article 30 Deleted. <Jan. 3, 2007>

Article 31 Deleted. <by Act No. 5986, May 24, 1999>

Article 32 (Reduction or Exemption of Fees)

A key communications business operator may reduce or exempt the fees for telecommunications service under the conditions prescribed by the Enforcement Decree, such as national security guarantee, disaster relief, social welfare and public interest. <Amended Act No. 8425, May 11, 2007>

Article 32-2 (Restriction on Use by Others)

No person shall intermediate other’s communications or provide for other’s communications by making use of telecommunications services provided by a telecommunications business operator: Provided, That the same shall not apply to the case falling under any of the following subparagraphs: <Amended by Act No. 6822, Dec. 26, 2002>

1.	Where it is needed to ensure the prevention and rescue from disaster, traffic and communication, and the supply of electricity, and to maintain order in a national emergency situation;

2.	Where telecommunications services are incidentally rendered to clients while running a business other than the telecommunications business;

3.	Where it is allowed to use on a trial basis for the purpose of developing and marketing telecommunications facilities, such as terminal devices, etc. which enable to use the telecommunications services;

4.	Where any user permits any third party to use to the extent that the latter does not use repeatedly; and

5.	Where it is necessary for the public interests or where the business run by any telecommunications business operator is not impeded, which is prescribed by the Enforcement Decree.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

<This Article was amended by Act No. 6822 on December 26, 2002 following the decision of unconstitutionality by the Constitutional Court which had been made on May 30, 2002>

Article 32-3 Deleted. <by Act No. 6602, Jan. 14, 2002>

Article 32-4 (Use of Transmission or Line Equipment, etc.)

(1) The composite cable TV business operator, transmission network business operator, or relay cable broadcasting business operator under the Broadcasting Act may provide the transmission or line equipment or the cable broadcasting equipment possessed under the methods prescribed by the Enforcement Decree to the key communications business operators. <Amended by Act No. 6346, Jan 8, 2001, Jan. 3, 2007, Amended by Act No. 8425 May 11, 2007>

(2) The composite cable TV business operator, transmission network business operator, or relay cable broadcasting business operator under the Broadcasting Act shall, when he intends to provide value-added communications services by making use of the transmission or line equipments or cable broadcasting equipments, make a report thereon to the Korea Communications Commission pursuant to Article 21. <Amended Jan. 18, 2001, Jan. 3, 2007, Amended by Act No. 8867 Feb. 29, 2008>

(3) The provisions of Articles 33-5 through 37 and 38 shall be applicable mutatis mutandis to the transmission or line equipment or cable broadcasting facilities under paragraph (1). <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6346, Jan. 8, 2001>

(4) The provisions of Article 25 (2) through (6) of the Framework Act on Telecommunications shall be applicable mutatis mutandis to the offer of services under paragraph (2). <Amended, Jan. 3, 2007>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 33 (Protection of Users)

(1) Deleted. <by Act No. 5986, May 24, 1999>

(2) A telecommunications business operator shall take a prompt measure on the reasonable opinions or dissatisfactions raised by the users with respect to the telecommunications service. In this case, if it is difficult to take a prompt measure, he shall notify the users of the reasons thereof and the schedule for measures.

(3) Compensations for the damages incurred by the occurrence of reasons causing the opinions or dissatisfactions under paragraph (2) and by the delay of relevant measures shall be made pursuant to Article 33-2. <Amended by Act No. 5220, Dec. 30, 1996>

Article 33-2 (Compensation for Damages)

A telecommunications business operator shall make compensations when he inflicts any damages on the users in the course of providing telecommunications services: Provided, That if such damages are the results of force majeure, or of intent or negligence of the users, the relevant liability for compensations shall be reduced or exempted.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 33-3 (Procedure for Compensating Damages and Filing Application for Ruling)

(1) In compensating any damage under Article 33-2, consultations shall be made with the recipient of the compensation for such damage. <Amended by Act No. 6822, Dec. 26, 2002>

(2) If the consultations on the compensation for damages under paragraph (1) have not been made or are unable to be made, the parties concerned may file an application with the Korea Communications Commission for a ruling thereon. <Amended by Act No. 6822, Dec. 26, 2002, Amended, Jan. 3, 2007, Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

CHAPTER IV PROMOTION OF COMPETITION AMONG THE TELECOMMUNICATIONS BUSINESS

Article 33-4 (Promotion of Competition)

(1) The Korea Communications Commission shall exert efforts to construct an efficient competition system and to promote fair competitive environments, in the telecommunications services. <Amended by Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission shall conduct annual evaluation of competition system with respect to key communications business in order to construct an efficient competition system and to promote fair competition in the telecommunication services industry pursuant to paragraph 1 above. <Amended by Act No. 8867, Feb. 29, 2008>

(3) The specific evaluation standards, procedure and method for evaluating competition system under paragraph 2 above shall be prescribed by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 33-5 (Provision of Telecommunications Facilities)

(1) A key communications business operator may, upon receipt of a request for the provision of telecommunications facilities from other key communications business operator, provide the telecommunications facilities by concluding an agreement with him.

(2) A key communications business operator falling under any of the following subparagraphs shall, upon receipt of a request under paragraph (1), provide the telecommunications facilities by concluding an agreement, notwithstanding the provisions of paragraph (1): <Newly Inserted by Act No. 6346, Jan. 8, 2001; Act No. 8867, Feb. 29, 20008>

1.	A key communications business operator who possesses the equipments which are indispensable for other telecommunications business operators in providing the telecommunications services; and

2.	A key communications business operator whose business scale and market shares, etc. of key telecommunications services are equivalent to the criteria as determined by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

(3) The Korean Communications Commission shall set forth and publicly notify the scope of telecommunications facilities, the conditions, procedures and methods for the provision of facilities, and the standards for calculation of prices under paragraphs (1) and (2). In this case, the scope of telecommunications facilities to be provided under paragraph (2) shall be determined in view of the demand for telecommunications facilities by the key communications business operators falling under each subparagraph of the same paragraph. <Amended by Act No. 6346, Jan. 8, 2001, Amended by Act No. 8867, Feb. 29, 2008>

(4) A key communications business operator in receipt of provisions of the telecommunications facilities may install the apparatus enhancing the efficiency of the relevant facilities, within the limit necessary for the provision of the licensed telecommunications services.

(5) <Deleted by Act No. 8867 Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 33-6 (Joint Utilization of Subscriber’s Lines)

(1) A key communications business operator shall, in case where other telecommunications business operators as determined and publicly noticed by the Korea Communications Commission have made a request for a joint utilization with respect to the lines installed in the section from the exchange facilities directly connected with the users to the users (hereafter in this Article, referred to as the “subscriber’s lines”), allow it. <Amended By Act No. 8867, Feb 29, 2008>

(2) The Korea Communications Commission shall set forth and publicly notify the scope of joint utilization of the subscriber’s lines under paragraph (1), its conditions, procedures and methods, and the standards for calculation of prices. <Amended By Act No. 8867, Feb. 29, 2008>

(3) <Deleted By Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]

Article 33-7 (Joint Utilization of Radio Communications Facilities)

(1) A key communications business operator may, upon receipt of a request for the joint utilization of radio communications facilities (hereinafter referred to as the “joint utilization”) from other key communications business operators, allow it by concluding an agreement. In this case, the prices for the joint utilization among the key communications business operators as set forth and publicly notified by Korea Communications Commission shall be computed and settled accounts by a fair and reasonable means. <Amended By Act No. 8867, Feb 29, 2008>

(2) The key communications business operators as determined and publicly notified by the Korea Communications Commission shall, upon receipt of a request for the joint utilization from other key communications business operators as determined and publicly notified by the Korea Communications Commission, allow it by concluding an agreement, notwithstanding the provisions of paragraph (1), in order to enhance the efficiency of the telecommunications business and to protect the users. <Amended By Act No. 8867, Feb 29, 2008>

(3) The Korea Communications Commission shall set forth and publicly notify the standard for computing the prices for joint utilization under the latter part of paragraph (1) and its procedures and payment methods, etc., and the scope of joint utilization under paragraph (2), its conditions, procedures and methods, and the computation of prices, etc. <May 11, 2007, Amended By Act No. 8867, Feb 29, 2008>

(4) <Deleted by Act No. 8425, May 11, 2007>

[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]

Article 34 (Interconnection)

(1) A telecommunications business operator may allow the interconnection by concluding an agreement, upon a request from other telecommunications business operators for an interconnection of telecommunications facilities.

(2) The Korea Communications Commission shall set forth and publicly notify the scope of interconnections of telecommunications facilities, the conditions, procedures and methods, and the standards for calculation of prices under paragraph (1). <Amended by Act No. 8867, Feb. 29, 2008>

(3) Notwithstanding the provisions of paragraphs (1) and (2), the key communication business operators falling under any of the following subparagraphs shall allow the interconnection by concluding an agreement, upon receipt of a request under paragraph (1): <Amended by Act No. 8867, Feb. 29, 2008>

1.	A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and

2.	A key telecommunications business operator whose business size of key communications services and the ratio of market shares are compatible with the standards as determined by the Enforcement Decree.

(4) <Deleted by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-2 (Prices of Interconnection)

(1) Prices for using the interconnection shall be calculated by a fair and proper means and deducted from each other’s accounts. The detailed standards for such calculation, their procedures and methods shall be governed by the standards of Article 34 (2).

(2) A key communications business operator may deduct the prices for interconnection from each other’s accounts under the conditions as prescribed by the standards under Article 34 (2), if he suffers any disadvantages due to the causes of no liability on his part, in the method of interconnection, the quality of connected conversations, or the provision of information required for interconnection, etc.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-3 (Joint Use, etc. of Telecommunications Facilities)

(1) A key communications business operator may allow an access to or a joint use of the telecommunications equipment or facilities by concluding an agreement, upon receipt of a request from other telecommunications business operators for an access to or a joint use of the telecommunications equipment or facilities such as pipes, cables, poles, or stations of the relevant key communications business operator, for the establishment or operation of facilities required for interconnection of telecommunications facilities.

(2) The Korean Communications Commission shall set forth, and make a public notice of, the scope, conditions, procedures and methods for an access to or a joint use of telecommunications equipment or facilities, and the standards for computation of prices under paragraph (1). <Amended by Act No. 8867, Feb. 29, 2008>

(3) Notwithstanding the provisions of paragraph (1), a key communications business operator falling under any of the following subparagraphs shall allow an access to or a joint use of the telecommunications equipment or facilities under paragraph (1) by concluding an agreement, upon a receipt of request under paragraph (1): <Amended by Act No. 8867, Feb. 29, 2008>

1.	A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and

2.	A key telecommunications business operator whose business size of key telecommunications services and the ratio of market shares are compatible with the standards as determined by the Enforcement Decree.

(4) <Deleted by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-4 (Provision of Information)

(1) A key communications business operator may provide requested information by concluding an agreement, upon a receipt of request from other telecommunications business operators for a provision of information related to technological information or the user’s personal matters which are required for a provision of telecommunications facilities, interconnection, or joint use, etc. and imposition and collection of fees and a guide to the telecommunications number. <Amended by Act No. 5385, Aug. 28, 1997>

(2) The Korean Communications Commission shall set forth, and make a public notice of, the scope, conditions, procedures and methods for a provision of information, and the standards for computation of prices under paragraph (1). <Amended by Act No. 8867, Feb. 29, 2008>

(3) Notwithstanding the provisions of paragraph (1), a key communications business operator falling under any of the following subparagraphs shall provide the requested information by concluding an agreement, upon a receipt of request under paragraph (1): <Amended by Act No. 8867, Feb. 29, 2008>

1.	A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and

2.	A key communications business operator whose business size of key telecommunications services and the ratio of market shares are compatible with the standards as determined by the Enforcement Decree.

(4) A key communications business operator under paragraph (3) shall set forth the technical standards required for a use by other telecommunications business operators or users by means of a connection of a monitor and other telecommunications equipment on the relevant telecommunications facilities, the standards for use and provision, and other standards required for a creation of fair competitive environments, and make a public notice thereof by obtaining approval from the Korea Communications Commission. <Amended by Act No. 8867, Feb. 29, 2008>

(5) <Deleted by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-5 (Prohibition of Information Diversion)

(1) A telecommunications business operator shall not divulge any information concerning an individual user which has been obtained due to a provision of his own service, a provision of telecommunications facilities, or an interconnection: Provided, That the same shall not apply, when there exists the consent of the principal or the case under a lawful procedure pursuant to the provisions of the Acts.

(2) A telecommunications business operator shall use the information obtained under Article 34-4 within the context of purposes thereof, and may not use it unjustly, or provide it to the third parties.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-6 (Report, etc. of Agreement on Interconnection, etc.)

(1) A key communications business operator shall conclude an agreement under Article 33-5 (1) and (2), the former part of 33-7 (1), 34 (1), 34-3 (1) or 34-4 (1) and report it to the Korea Communications Commission within ninety days unless there exist any special reasons, upon receipt of a request from other telecommunications business operators for a provision, a joint utilization, an interconnection or a joint use, etc. of telecommunications facilities, or a provision of information. The same applies in the case of a change or abolition of the agreement. <Amended by Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002; Act No. 8867, Feb. 29, 2008>

(2) Notwithstanding the provision of paragraph (1), in case of an agreement in which a key communications business operator under the latter part of Article 33-7 (1), Articles 33-7 (2), 34 (3), 34-3 (3) and 34-4 (3) is a party concerned, an authorization of the Korea Communications Commission shall be obtained. <Amended by Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002; Act No. 8867, Feb. 29, 2008>

(3) The agreement under paragraphs (1) and (2) shall meet the standards which are publicly notified by the Korea Communications Commission under Articles 33-5 (3), 33-7 (3), 34 (2), 34-3 (2), or 34-4 (2). <Amended by Act No. 6346, Jan. 8, 2001; Act No. 8867, Feb. 29, 2008>

(4) The Korea Communications Commission may, if any application for authorization referred to in paragraph (2) needs supplemented, order such application for authorization supplemented for a fixed period. <Amended by Act No. 6822, Dec. 26, 2002, Amended by Act No. 8867, Feb. 29, 2008>

(5) The agreement under Articles 34-3 (1) and 34-4 (1) may be concluded by an inclusion in the agreement under Article 34 (1).

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 35 (Application for Ruling, etc.)

(1) A telecommunications business operator may make an application to the Korea Communications Commission for a ruling under Article 40-2 of the Framework Act on Telecommunications, when the agreement between the telecommunications business operators on a provision and joint utilization of telecommunications facilities, an interconnection, or a joint use, etc. or a furnishing of information is not concluded within the period specified by Article 34-6 (1) or is unable to be concluded. <Amended by Act No. 6346, Jan. 8, 2001, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

(2) A telecommunications business operator may make an application to the Korea Communications Commission for a ruling with the contents of an implementation of the agreement or a compensation for damages, when the damages occur due to the non-performance of the agreement concerning a provision and joint utilization of telecommunications facilities, an interconnection, a joint use, etc. or a furnishing of information, on the part of other telecommunications business operators. <Amended by Act No. 6346, Jan. 8, 2001; Act No. 8867, Feb. 29, 2008>

(3) through (5) Deleted. <by Act No. 5564, Sep. 17, 1998>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 36 (Telecommunications Number, etc.)

(1) The Korea Communications Commission shall formulate and enforce the management plan for telecommunications number, in order to make an efficient provision of telecommunications service, and the promotion of user’s convenience and of the environments of fair competition among telecommunications business operators. <Amended by Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission shall, when he has formulated the plans under paragraph (1), make a public notice thereof. This shall also apply to any alterations in the established plan. <Amended by Act No. 8867, Feb. 29, 2008>

(3) A telecommunications business operator shall observe the matters publicly noticed under paragraph (2).

(4) <Deleted by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 36-2 (Accounting Adjustment)

(1) A key communications business operator shall adjust the accounting, prepare a business report for the preceding year by the end of within 3 months after the end of each fiscal year, and submit it to the Korea Communications Commission, under the conditions as determined by the Enforcement Decree, and keep the related books and authoritative documents. <Amended by Act No. 6822, Dec. 26, 2002, Jan. 3, 2007; No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission shall, when it intends to determine the matters of accounting adjustments under paragraph (1), go in advance through a consultation with the Minister of Strategy and Finance. <Amended by Act No. 5564, Sep. 17, 1998; Act No. 8867, Feb. 29, 2008>

(3) The Korea Communications Commission may verify contents of any business report submitted by any key communications business operator in accordance with paragraph (1). <Amended by Act No. 6822, Dec. 26, 2002; Act No. 8867, Feb. 29, 2008>

(4) The Korea Communications Commission may, if it is necessary to conduct the verification referred to in paragraph (3), order the relevant key communications business operator to submit related material or launch inspection necessary to ascertain the facts. <Amended by Act No. 6822, Dec. 26, 2002, Act No. 8867, Feb. 29, 2008>

(5) The Korea Communications Commission shall, when it intends to launch inspection in accordance with paragraph (4), notify the relevant key communications business operator of the plans of such inspection including inspection period, reasons, and contents of the inspection within seven (7) days prior to the scheduled date of inspection. <Newly Inserted by Act No. Jan. 3, 2007; Amended by Act No. 8867, Feb. 29, 2008>

(6) A person verifying the contents pursuant to paragraph (4) shall present the proof of the authorization therefor and give documents indicating his name, stay period and purpose of entrance to related party at the time of his first entrance. <Newly Inserted Jan. 3, 2007>

(7) <Deleted by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 36-3 (Prohibited Act)

(1) A telecommunications business operator shall not commit any of the following acts (hereinafter referred to as “prohibited act”) which undermines or is feared to undermine fair competition or users’ interests, or have other telecommunications business operators or the third parties commit such act: <Amended by Act No. 5986, May 24, 1999; Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002, Act No. 7916, March 24, 2006; Act No. 8425, May 11, 2007>

1.	Act of unfair discriminations in a provision, a joint utilization, a joint using, an interconnection or a joint use, etc. of telecommunications facilities, or a provision of information, etc. or act of unfairly refusing a conclusion of agreement, or act of non-performance of the concluded agreement without any justifiable reasons;

2.	Act of unfairly diverting the information of other telecommunications business operators to his own business activities, which have been known to him in the course of a provision, a joint utilization, a joint using, an interconnection or a joint use, etc. of telecommunications facilities, or a provision of information, etc.;

3.	Act of computing the fees, etc. for a use of telecommunications services, or the prices for a provision, a joint utilization, a joint using, an interconnection or a joint use, etc. of telecommunications facilities, or a provision of information, by unfairly itemizing the expenses or revenues;

4.	Act of rendering the telecommunications services in a manner different from the standardized use contract (the standardized use contract refers to only those of which was reported or approved as pursuant to the Article 29 (1)) or act of rendering the telecommunications services in a manner which significantly undermines the profits of users; and

<Article 5 Deleted, Mar. 24, 2006>

(2) When any person acting on behalf of any telecommunications business operator under a contract therewith in executing contracts between such telecommunications business operator and its users (including making any amendment to such contracts) commits any act falling under paragraph (1)4 or any act in violation of paragraph 1 or 6 of Article 36-4 hereof, his act shall be deemed the act committed by such telecommunications business operator and only the provisions of Articles 37 and 37-2 shall apply to such act: Provided, That the same shall not apply to a case where the relevant telecommunications business operator has paid reasonable attention to the prevention of such act. <Amended by Act No. Dec. 26, 2002 and Mar. 24, 2006>

(3) Necessary matters concerning categories of and standards for the prohibited act referred to in paragraph (1) shall be prescribed by the Enforcement Decree. <Amended by Act No. 6822, Dec. 26, 2002>

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 36-4 (Prohibition on the supplemented purchase of telecommunications terminal equipment)

(1) In the event the business operator to whom radio waves are allocated under Article 11 or 12 of Radio Waves Act provides key communications services, no aid (together with selling at a price lower than the purchase price, payment of cash, supplementing membership fee or provision other financial benefits, the “Support”) shall be provided for the purchase of telecommunications terminal equipment necessary for provision of such services. Provided, exceptions apply in any of the following events: 1. providing Support to users who use the key communications services from a same telecommunications business operator for consecutive terms (each of which lasts for more than 18 months) starting from the date of the Support. Provided, the Support shall be allowed no more than once within 2 years after the date of the Support.

2.	Support from telecommunications business operator to the user of the relevant key communications services in the event less than 6 years have passed form the commencement date of the key communications services.

(2) The telecommunications business operator who intends to provide Support for the purchase of telecommunications terminal facilities pursuant to paragraph (1) shall set forth the limits to and standards for the Support (hereinafter the “Support Standards”) and report them to the Korea Communications Commission within 30 days after the Support Standards are put into effect and specify the standards in the user’s agreement. The telecommunications terminal facilities shall not provide any support other than the Support as reported. The Support Standards shall not enter into force unless 30 days have passed form the date of reporting. <Amended by Act No. 8867, Feb. 29, 2008>

(3) The telecommunications business operator shall put up a notice of the Supporting Standards in its place of business and its agent (who acts on its behalf in executing the contracts between the telecommunications business operator and the users)’s place of business. In the event the standards are changed to the disadvantage of the users, the users shall be notified of such change 30 days prior to the execution date of such changes. Upon a user’ request, the user shall be informed of the usage period, record, and the amount of Support it may receive under the Support Standards.

(4) The telecommunications business operator shall not, without any justifiable grounds, discriminate between newly subscribed members and existing members in providing Support.

(5) The specific telecommunications business operator, who provides key communications services by using the key communications business operator’s telecommunications line facilities, shall comply with the Support Standards. The amount of Support to the operator shall not exceed the amount allowed under the applicable Support Standards.

(6) The telecommunications business operator shall manage, for a certain period of time, data/documents related to users’ subscription period and the applicable Support for the purchase price of the telecommunications terminal equipment. In the event the Korea Communications Commission upon the users’ consent requests whether a person/entity is qualified to receive Support pursuant to paragraph (1) and requests confirmation thereof, the telecommunications business operator shall provide the requested information and shall not provide erroneous information or delay the provision of information without any justifiable grounds. <Amended by Act No. 8867, Feb. 29, 2008>

(7) The Korea Communications Commission shall set forth and publicly announce or display the following: the method of determining the usage period contemplated under Article 1 (1) and the Support Standards pursuant to Article 3; any disadvantageous changes made thereto; specific scope of information management with respect to Article 6; and information management period and the method of provision thereof. <Amended by Act No. 8867, Feb. 29, 2008>

<Newly Inserted Mar. 24, 2006> <Article 36-4 in the previous version of the Act now inserted as Article 36-5. March 24, 2006>

36-5 (Investigation of Fact) (1) In the event the Korea Communications Commission believes that activities in violation of Article 36-3 and of subparagraphs 1 and 6 of Article 36-4 have been committed, it may order the relevant public official belonging to the Korea Communications Commission to conduct investigation thereof. <Amended Dec. 26, 2002, Mar. 24, 2006; Act No. 8867, Feb. 29, 2008>.

(2) The Korea Communications Commission may order public officials belonging to the Korea Communications Commission to enter into the offices or workplaces of the telecommunications business operators or the workplaces of the persons entrusted with handling of the business of telecommunications business operators (limited, throughout this Article, to telecommunications business operators entrusted with work related to Article 36-3 or 36-4) and inspect books, documents and other data and objects. <Amended by Act No. Sept. 17, 1998; Act No. 6822 Dec. 26, 2002; Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

(3) In the event any investigation is to be conducted pursuant to paragraph (1), the Korea Communications Commission shall notify the relevant telecommunications business operator at least seven (7) days prior to the expected date of investigation with information on the duration, purpose and content of the investigation. Provided, this provision may not apply in the event of emergency or if there is risk that the evidence will be destroyed. <Newly inserted. Jan. 3, 2007; Amended by Act No. 8867, Feb. 29, 2008>

(4) A person who investigates by visiting the offices or workplaces of the telecommunications business operators, or the workplaces of the persons handling, under an entrustment, the business of telecommunications business operators, under paragraph (2) shall carry a certificate indicating the authority, and present it to the persons concerned. He also should be accompanied by the person of the corresponding offices or workplaces. <Amended by Act No. 5564, Sep. 17, 1998; Act No. 8198, Jan. 3, 2007, Act No. 8425, May 11, 2007>.

(5) A public official who investigates pursuant to paragraph (2) may order telecommunications business operators or persons entrusted with handling of the business of telecommunications business operators to submit any necessary information or object. In the event there is a possibility of abandonment, concealment, or replacement of the information or object so submitted, the public official may temporarily take them into custody. <Newly created by Act No. 8425, May 11, 2007>

(6) The Korea Communications Commission shall immediately return the information or object under its custody if it falls under any one of the following:

1.	It is deemed, after an examination of the information or object under the custody, that it has no relevance to the current investigation.

2.	The purpose of investigation is fully accomplished so that keeping the information or object under its custody is no longer necessary.

[This Article is newly inserted. Dec. 30, 1996] [Removed from Article 36-4 <March 24, 2006>]

Article 37 (Measures on Prohibited Acts)

(1) The Korea Communications Commission may order any telecommunication business operator to take the measures falling under each of the following subparagraphs when it is recognized that the act under paragraph 1 of Article 36-3 or any act in violation of paragraph 1 or 6 of Article 36-4 has been committed: <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002; Act No. 7445, Mar. 31, 2005, Mar. 24, 2006; Amended by Act No. 8867, Feb. 29, 2008>

1.	Separation of the supply system of telecommunications service;

2.	Change of internal accounting regulations, etc. concerning telecommunications service;

3.	Disclosure of information concerning telecommunications service;

4.	Conclusion, performance or change of contents of the agreement between the telecommunications business operators;

5.	Change of the standardized use contract and the articles of incorporation of the telecommunications business operators;

6.	Suspension of prohibited acts;

7.	Public announcement of a fact of receiving a correction order due to committing the prohibited acts;

8.	Measures necessary for restoring the violated matters due to the prohibited acts to their original status, such as the removal of telecommunications facilities which have caused the prohibited acts;

9.	Improvement of business conduct procedures regarding telecommunications service; and

10.	Such other matters prescribed by the Enforcement Decree as may be necessary for the measures referred to in subparagraphs 1 through 9.

(2) The telecommunications business operators shall execute any order issued by the Korea Communications Commission under paragraph (1) within the period specified by the Enforcement Decree: Provided, That the Korea Communications Commission may extend the relevant period only once, if it is deemed that the telecommunications business operators are unable to carry out the order within the specified period due to natural disasters and other unavoidable causes. <Amended by Act No. 6822, Dec. 26, 2002; Amended by Act No. 8867, Feb. 29, 2008>

(3) The Korea Communications Commission shall, before ordering the measures under paragraph (1), notify the parties concerned of the content of relevant measures, and provide them with an opportunity to make a statement within a specified period, and may hear, where deemed necessary, the opinions of the interested parties: Provided, That this shall not apply when the parties concerned fail to respond without any justifiable reasons. <Amended by Act No. 6822, Dec. 26, 2002; Amended by Act No. 8867, Feb. 29, 2008>

(4) In the event five (5) years have passed from the date on which the acts contemplated under paragraph 1 of Article 36-3 or any acts committed in violation of paragraph 1 or 6 of Article 36-4 have been terminated, the Korea Communications Commission shall not order any measures pursuant to paragraph 1 or impose a penalty surcharge pursuant to Article 37-2. Provided, this provision under this paragraph 4 of Article 37-1 shall not apply if any measure or imposition of penalty surcharge is cancelled by court order and a new measure is to be taken pursuant to that court order. <Newly inserted. Jan. 3, 2007; Amended by Act No. 8867, Feb. 29, 2008>.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 37-2 (Imposition, etc. of Penalty Surcharge on Prohibited Acts)

(1) The Korea Communications Commission may, in case where there exists an act under paragraph 1 of Article 36-3 or any act in violation of paragraph 1 or 6 of Article 36-4, impose a penalty surcharge not exceeding 3/100 of the turnover as prescribed by the Enforcement Decree on the relevant telecommunications business operator. If the telecommunications business operator refuses to submit the data used for calculation of the amount of turnover or submits erroneous data, an estimate of the amount can be assessed based on the financial statement of those who provide similar services in the same industry (accounting documents, number of subscribers, usage fee and business operation status): Provided, That where there is no turnover or it is difficult to calculate the turnover as prescribed by the Enforcement Decree, it may impose the penalty surcharge not exceeding one billion won. <Amended by Act No. 6822, Dec. 25, 2002, Mar. 24, 2006, Jan. 3, 2007; Amended by Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission shall, in the event of imposing a penalty surcharge under paragraph (1), take each of the following into consideration. <Newly inserted. Mar. 29, 2007; Amended by Act No. 8867, Feb. 29, 2008>

1.	details of violation and the extent thereof

2.	duration and frequency of violation

3.	amount of profit obtained in connection with the violation

4.	the amount of turnover obtained as a result of the prohibited activities of the telecommunications business operator.

(3) A penalty surcharge under paragraph (1) shall be calculated taking paragraph (2) into consideration, provided specific calculation standard and procedure shall be set forth by the Enforcement Decree. <Newly Inserted by Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002, Mar. 29, 2007; Amended by Act No. 8198, Jan. 3, 2007; Act No. 8324, March 29, 2007 >

(4) The Korea Communications Commission shall, where a person liable to pay a penalty surcharge under paragraph (1) fails to do so by the payment deadline, collect an additional due equivalent to 6/100 per year, with respect to the penalty surcharge in arrears, from the day following the expiry of such payment deadline. <Newly inserted. Jan. 28, 2000, Dec. 26, 2002, Mar. 29, 2007; Amended by Act No. 8867, Feb. 29, 2008>

(5) The Korea Communications Commission shall, where a person liable to pay a penalty surcharge under paragraph (1) fails to do so by the payment deadline, demand him to pay it with fixing a period, and if he fails to pay the penalty surcharge and an additional due under paragraph (4) within the fixed period, collect them according to the example of a disposition taken to collect the national taxes in arrears. <Amended by Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002, Mar. 29, 2007; Amended by Act No. 8867, Feb. 29, 2008>

(6) In the event the penalty surcharge imposed under paragraph (1) is to be returned pursuant to the court order, an additional due equivalent to 6/100 per year with respect to the penalty surcharge in arrears (accrued from the day of payment to the day of payment) shall be paid. <Newly inserted. Act No. 8198, Jan. 3, 2007, Mar. 29, 2007>

[This Article is newly inserted. Sept. 17, 1998] [Article 27-2 from the previous version of the Act is moved to Article 28 < Act No. 5564, Sep. 17, 1998>]

Article 37-3 (Relations with Other Acts)

In case where a measure is taken under Article 37 or a penalty surcharge is imposed under Article 37-2 against the acts of a telecommunications business operator under any subparagraph of Article 36-3 (1) or the acts in violation of paragraph (1) or (6) of Article 36-4, a corrective measure or an imposition of penalty surcharge under the Monopoly Regulation and Fair Trade Act shall not be made under the same grounds against the same acts of the relevant business operator. <Amended. Jan. 28, 2000, Mar. 24, 2006, Jan. 3, 2007>

[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998]

Article 38 (Compensation for Damages)

In case where a correction measure has been taken under Article 37 (1), a person who is damaged by the prohibited act may claim for compensation against the telecommunications business operator who conducted the prohibited act, and the relevant telecommunications business operator may not shirk liability unless he can prove that there was no malicious intention or negligence.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996 and moved from Article 37-2, Act No. 5564, Sept. 17, 1998]

Article 38-2 (Quality Improvement of Telecommunications Services)

(1) A telecommunications business operator shall endeavor to make a quality improvement of the telecommunications services he provides.

(2) The Korea Communications Commission shall devise the required policy measures, such as an evaluation of quality of the telecommunications services, in order to improve a quality of telecommunications services and to enhance the conveniences of users. <Amended by Act No. 8867, Feb. 29, 2008>

(3) The Korea Communications Commission may order the telecommunications business operator to furnish data necessary for an evaluation of quality of the telecommunications services, etc. under paragraph (2). <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 6230, Jan. 28, 2000]

Article 38-3 (Prior Selection Systems)

(1) The Korea Communications Commission shall perform the systems in which the users may select in advance the telecommunications business operator from whom they desire to receive the telecommunications service (hereinafter referred to as the “prior selection systems”). In this case, the telecommunications service shall refer to the telecommunications service as determined by the Enforcement Decree from among the same telecommunications service provided by the plural number of telecommunications business operators. <Amended by Act No. 8867, Feb. 29, 2008>

(2) The telecommunications business operator shall not force the users to select in advance a specified telecommunications business operator, or commit the acts to recommend or induce by unlawful means.

(3) The Korea Communications Commission may, for the purpose of performing the prior selection systems efficiently and neutrally, designate the specialized institutes performing the registration or alteration affairs of the prior selection (hereinafter referred to as the “prior selection registration center”). <Amended by Act No. 8867, Feb. 29, 2008>

(4) The Korea Communications Commission shall determine and publicly notify the matters necessary for performing the prior selection systems and for the designation of the prior selection registration center and the method of dealing with its affairs, etc. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]

Article 38-4 (Mobility of Numbers)

(1) The Korea Communications Commission may, in order that the users are able to maintain their previous telecommunications numbers despite of the changes of the telecommunications business operators, etc., devise and perform the plans for mobility of telecommunications numbers (hereafter in this Article, referred to as the “plans for mobility of numbers”). <Amended by Act No. 8867, Feb. 29, 2008>

(2) The plans for mobility of numbers shall contain the contents falling under any of the following subparagraphs:

1.	Kinds of services subject to the mobility of telecommunications numbers;

2.	Time for introduction by service subject to the mobility of telecommunications numbers; and

3.	Matters on sharing the expenses required for the performance of mobility of telecommunications numbers by telecommunications business operator.

(3) The Korea Communications Commission may, in order to perform the plans for mobility of numbers, order the relevant telecommunications business operators to take the necessary measures. <Amended by Act No. 8867, Feb. 29, 2008>

(4) Deleted <Act No. 8867, Feb. 29, 2008>

(5) The Korea Communication Commission may designate an institution specializing in the work of registration and alteration of the mobility of numbers (hereinafter referred to as the “mobility of numbers management institution”) to efficiently and neutrally implement the mobility of numbers of the telecommunications. <Newly Inserted by Act No. 6822, Dec. 26, 2002; Amended by Act No. 8867, Feb. 29, 2008>

(6) The Korea Communication Commission shall prescribe and publish necessary matters concerning the implementation of the mobility of numbers of the telecommunications, the designation of any mobility of numbers management institution and its work, etc. <Newly Inserted by Act No. 6822, Dec. 26, 2002; Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]

Article 38-5 (Restrictions, etc. on Mutual Possession of Stocks)

(1) Where a key communications business operator falling under Article 34 (3) 1 or 2 (including the specially-related persons) possesses in excess of 5/100 of the gross number of voting stocks issued by the mutually different key communications business operators, shall not be allowed to exercise any voting rights with regard to the stocks in excess of the relevant ceiling.

(2) Provisions of paragraph (1) shall not apply to the relation of possessions between a key communications business operator falling under Article 34 (3) 1 or 2 and the key communications business operator established by the said key communications business operator by becoming the largest stockholder.

[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]

Article 38-6 (Provision of Number Guidance Service)

(1) The telecommunications business operator shall provide an information service of guiding the general public to the telecommunications numbers of the users by means of voice, booklets or Internet, etc. (hereinafter referred to as the “number guidance service”) by obtaining a consent of the users: Provided, That the same shall not apply to the minor business determined and publicly announced by the Korea Communications Commission by taking account of the numbers of the users and the turnovers, etc. <Amended by Act No. 8867, Feb. 29, 2008>

(2) If necessary for the protection of private personal information, the Korea Communications Commission may limit the provision of the number guidance service as referred to in paragraph (1). < Newly inserted. Jan. 3, 2007; Amended by Act No. 8867, Feb. 29, 2008>

(3) Matters necessary for a provision of the number guidance service as referred to in paragraph (1) may be stipulated by the Enforcement Decree. <Amended, Jan. 3, 2007; Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]

CHAPTER V INSTALLATION AND PRESERVATION OF TELECOMMUNICATIONS FACILITIES

Article 39 (Use of Land, etc.)

(1) A key communications business operator may, when necessary for the installation of line tracks, aerial lines and the appurtenant facilities to be available for telecommunications service (hereinafter referred to as the “line tracks, etc.”), make use of others’ land, or buildings and structures appurtenant thereto, and surface and bottom of the water (hereinafter referred to as the “land, etc.”). In this case, a key communications business operator shall make a consultation with owners or possessors of the relevant land, etc. in advance.

(2) Where a consultation under paragraph (1) is not or cannot be made, a key communications business operator may use the land, etc. owned by others, pursuant to the Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor. <Amended, Feb. 4, 2002, Jan. 3, 2007>

(3) Deleted. <by Act No. 5986, May 24, 1999>

Article 40 (Temporary Use of Land, etc.)

(1) A key communications business operator may, when necessary for the measurement of line tracks, etc. and the installation or preservation works of the telecommunications facilities, temporarily use the private, national or public telecommunications facilities, and the land, etc., within the limit of not substantially impeding a current use.

(2) A key communications business operator shall, when intending to temporarily use the private, national or public property under paragraph (1), notify the possessors, in advance, of the purposes and period of such use: Provided, That in case where it is difficult to make a prior notification, a prompt notification shall be made during or after its use, and in case where such notification may not be made due to an obscurity of address and where about of possessors, a public notice thereof shall be made.

(3) The temporary period of use of the land, etc. under paragraph (1) shall not exceed six months.

(4) A person who temporarily uses the private, national or public telecommunication facilities or the land, etc. under paragraph (1) shall carry the certificate indicating the authority, and present it to the persons related.

Article 41 (Entry to Land, etc.)

(1) A key communications business operator may enter others’ land, etc., when necessary for a measurement, examination, etc., for the installation and preservation of his telecommunications facilities: Provided, That in case where the place intended for such entry is a residential building, a consent from residents shall be obtained.

(2) The provisions of Article 40 (2) and (4) shall be applied mutatis mutandis to the entry into the private, national or public land, etc., by those engaged in a measurement or examination, etc. under paragraph (1).

Article 42 (Request for Elimination of Obstacles, etc.)

(1) A key communications business operator may request the owners or possessors of gas pipes, water pipes, drain pipes, electric lamp lines, electricity lines or private telecommunications facilities, which impede or are likely to impede the installation of line tracks, etc. or telecommunications facilities themselves (hereinafter referred to as the “obstacles, etc.”), for the removal, remodeling, repair and other measures with respect to the relevant obstacles, etc.

(2) A key communications business operator may request the owners or possessors to remove the plants, when they may impede or are likely to impede the installation or maintenance of line tracks, etc. or telecommunications themselves.

(3) A key communications business operator may, when the owners or possessors of the plants do not comply with the request under paragraph (2) or there exist any other unavoidable reasons, fell or transplant the relevant plants by obtaining permission from the Korea Communications Commission. In this case, a prompt notification shall be made to the owners or possessors of the relevant plants. <Amended by Act No. 5220, Dec. 30, 1996; Amended by Act No. 8867, Feb. 29, 2008>

(4) The owners or possessors of the obstacles, etc., which impede or are likely to impede the telecommunications facilities of a key communications business operator, shall make a consultation in advance with the key communications business operator, when they are in need of a new construction, enlargement, improvement, removal or alteration of the relevant obstacles, etc.

Article 43 Deleted; by Act No. 8425, May 11, 2007

Article 44 (Obligation for Restoration to Original State)

A key communications business operator shall restore the relevant land, etc. to its original state, when a use of the land, etc. under Articles 39 and 40 is finished or a need of providing the land, etc. for telecommunications service is gone, and in case where a restoration to the original state becomes impossible, make a proper compensation for damages suffered by the owners or possessors.

Article 45 (Compensation for Damages)

A key communications business operator shall, in case of incurring damages on others in case of Article 40 (1), 41 (1) or 42, make a proper compensation to the suffered person.

Article 46 Deleted by Act No. 8425, May 11, 2007

Article 47 (Procedures for Compensation for Damages on Land, etc.)

(1) A consultation with the suffered party shall be made, in case where a compensation under Article 44 or 45 is made due to a use of or an entry into the land, etc., a removal of the obstacles, etc., or an impossibility of restoration to the original state under Article 40 (1), 41 (1), 42 or 44.

(2) When a consultation under paragraph (1) is not or cannot be made, an application for adjudications shall be filed with the competent Land Expropriation Commission under the Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor. <Amended, Feb. 4, 2002, Jan. 3, 2007>

(3) Except for those as otherwise prescribed by this Act, the provisions of the Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor shall be applied mutatis mutandis to the criteria, methods and procedures regarding a compensation for damages, etc. to the land, etc. under paragraph (1), and an application for adjudications under paragraph (2). <Amended, Feb. 4, 2002, Jan. 3, 2007>

Articles 48 and 49 Deleted. <by Act No. 5986, May 24, 1999>

Article 50 (Protection of Telecommunications Facilities)

(1) No person shall destruct the telecommunications facilities, and obstruct the flow of telecommunications by impeding the function of telecommunications facilities by means of having other objects contact them or by any other devices.

(2) No person shall stain the telecommunications facilities or damage the measurement marks of the telecommunications facilities by means of throwing objects to the telecommunications facilities or fastening an animal, vessel or a log raft thereto.

(3) A key communications business operator may, if necessary for the protection of submarine communications cable and their peripheral equipment (the “Submarine Cable”), file an application to the Korea Communications Commission for the designation of alert areas for the Submarine Cable. <Newly inserted by Act No. 8425, May 11, Amended by Act No. 8867, Feb. 29, 2008>

(4) Upon receiving an application pursuant to paragraph (3), the Korea Communications Commission may consider the necessity of such designation and may designate and publicly notify the alert areas for the Submarine Cable through consultation with the relevant state administrative agency. <Newly inserted by Act No. 8425, May 11, Amended by Act No. 8867, Feb. 29, 2008>

(5) Designation applications, methods and procedures of such designation and its public notification, and methods of alert area indication shall be determined by the Enforcement Decree. <Newly inserted by Act No. 8425, May 11, Amended by Act No. 8867, Feb. 29, 2008>

Article 51 (Moving of Facilities, etc.)

(1) The owners or possessors of the land, etc. may, in case where the telecommunications facilities of a key communications business operator have become an obstacle to a use of the land, etc. due to changes in the purpose of use or in the methods of using the land, etc. where such facilities are located, or the land adjacent to it, request a key communications business operator to move the telecommunications facilities, and take other measures necessary for removing the obstacles.

(2) A key communications business operator shall, upon receipt of a request under paragraph (1), take necessary measures, except for the cases where such measures are difficult to be taken for a business performance or technologies.

(3) Expenses necessary for taking the measures under paragraph (2) shall be borne by the person who provided the cause for the move or taking other measures necessary for removing the obstacles after the installation of the subject telecommunication facilities: Provided, That in the event the person who bears the expenses is the owner or possessor of the land and falls under any one of the following subparagraphs, the key communication business operator may reduce or exempt the person’s expenses, considering the indemnification amount paid at the time of installation of the telecommunication facilities and the amount of time it took to build the telecommunication facilities:

1.	where the key communication business operator establishes and implements a plan to move the telecommunication facilities or remove other obstacles;

2.	where the moving the telecommunication facilities or removal of other obstacles is beneficial to other telecommunication facilities;

3.	where the state or a local autonomous entity demands such moving of telecommunication facilities or removal of other obstacles; or

4.	where the telecommunication facilities within private land are being removed because they greatly obstruct the use of such land.

Article 52 (Cooperation of Other Organizations, etc.)

A key communications business operator may ask the related public agencies for a cooperation, in case where the operation of vehicles, vessels, airplanes and other carriers for the installation and preservation of his telecommunications facilities is necessary. In this case, the public agency in receipt of a request for cooperation shall comply with it, unless there exist any justifiable reasons.

CHAPTER VI SUPPLEMENTARY PROVISIONS

Article 53 Deleted <Jan. 26, 2007>

Article 53-2 (<Deleted. Jan. 26, 2007>

Article 54 (Protection of Communication Secrecy)

(1) No person shall infringe on or divulge the secrecy of communication dealt with by telecommunications business operator.

(2) A person who is or has been engaged in the telecommunications service shall not divulge others’ secrecy obtained with respect to communication while in office.

(3) A telecommunications business operator may comply with a request for the perusal or the provision of the data falling under each of the following subparagraphs (hereinafter referred to as the “supply of communication data”) from a court, a prosecutor, the head of an investigation agency (including the head of any military investigation agency, the commissioner of the National Tax Service and the commissioners of regional Tax Offices); hereinafter the same shall apply) and the head of an intelligence and investigation agency, who intends to collect information or intelligence for the purpose of the prevention of any threat to a trial, an investigation, the execution of a sentence or the guarantee of the national security: <Amended, Dec. 26, 2002, Jan. 3, 2007>

1.	Names of users;

2.	Resident registration numbers of users;

3.	Addresses of users;

4.	Phone numbers of users;

5.	IDs (referring to the identification codes of users that are used to identify the rightful users of computer systems or communications networks); and

6.	Dates on which users subscribe or terminate their subscriptions.

(4) The request for supply of communication data under paragraph (3) shall be made in writing (hereinafter referred to as a “written request for data supply”), which states a reason for such request, relation with the relevant user and the scope of necessary data: Provided, That where an urgent reason exists that makes a request in writing impossible, such request may be made without resorting to writing, and when such reason disappears, a written request for data supply shall be promptly filed with the telecommunications business operator. <Newly Inserted by Act No. 6230, Jan. 28, 2000>

(5) A telecommunications business operator shall, where he has supplied the communication data pursuant to the procedures of paragraphs (3) and (4), keep the ledgers as prescribed by the Enforcement Decree, which contain necessary matters such as the facts of supplies of communication data, and the related data such as the written requests for data supply, etc. <Newly Inserted by Act No. 6230, Jan. 28, 2000; Amended by Act No. 8867, Feb. 29, 2008>

(6) A telecommunications business operator shall report, to the Korea Communications Commission, twice a year the current status, etc. of supplying the communication data, by the methods prescribed by the Enforcement Decree, and the Korea Communications Commission may check whether the content of a report made by a telecommunications business operator is authentic and the management status of related data according to paragraph (5). < Newly Inserted by Act No. 6230, Jan. 28, 2000; Amended by Act No. 8425, May 11, 2007; Amended by Act No. 8867, Feb. 29, 2008>

(7) A telecommunications business operator shall, by the methods prescribed by the Enforcement Decree, notify the contents entered in the ledgers according to paragraph (5) to the head of a central administrative agency whereto a person requesting supply of communications data according to paragraph (3) belongs: Provided, That in the event that a person who asks for providing the communications data is a court, the relevant telecommunications business operator shall notify the Minister of the Court Administration thereof. <Newly Inserted by Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002; Amended by Act No. 8425, May 11, 2007; Amended by Act No. 8867, Feb. 29, 2008>

(8) A telecommunications business operator shall establish and operate a setup in full charge of the affairs related to the users’ communication secrets; and the matters concerning the function and composition, etc. of the relevant setup shall be prescribed by the Enforcement Decree. <Newly Inserted by Act No. 6230, Jan. 28, 2000; Amended by Act No. 8867, Feb. 29, 2008>

(9) Matters necessary for the scope of persons holding the decisive power on the written requests filed with the telecommunications business operators under paragraph (4) shall be prescribed by the Enforcement Decree. <Newly Inserted by Act No. 6230, Jan. 28, 2000>

Article 54-2 (Notice of Transmitter’s Telephone Number)

(1) The telecommunications business operator may, upon request from the recipient, notify him of the transmitter’s telephone number, etc.: Provided, That this shall not apply to the case where the transmitter expresses his content to refuse the transmission of his telephone number.

<Amended. Mar. 29, 2007>

(2) The telecommunications business operator may, in case where the recipient requests according to the requisites and procedures set by the Enforcement Decree for national security, crime prevention, disaster relief and etc. and for the telephone services with the special numbers, when the Enforcement Decree for national security, crime prevention, disaster relief and etc. so requires, notify the recipient of the transmitter’s telephone number, etc. in order to protect the recipients from the violent language, intimidations, harassments, etc., notwithstanding the proviso of paragraph (1). <Amended by Act No. 8425, May 11, 2007; Act no. 8867, Feb. 29, 2008>

(3) No person shall alter the caller’s telephone number or display an erroneous telephone number for profit or for the purpose of inflicting harm on others violent language, intimidations, harassments, etc. <Newly inserted. Mar. 29, 2007>

(4) No person shall provide services that enable another to alter the caller’s telephone number or display an erroneous telephone number for profit. Provided, this provision under paragraph (4) shall not apply in the event any justifiable grounds for exception exist (e.g., for public interest or recipient’s convenience).

[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]

Article 55 (Restriction and Suspension of Business)

The Korea Communications Commission may order the telecommunications business operators to restrict or suspend the whole or part of telecommunications service under the conditions as prescribed by the Enforcement Decree, when there occurs or is likely to occur a national emergency of war, incident, natural calamity, or that corresponding to them, or when other unavoidable causes exist, and when necessary for securing important communications. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

Article 56 Deleted. <by Act No. 5220, Dec. 30, 1996>

Articles 57 and 58 Deleted. <by Act No. 5986, May 24, 1999>

Article 59 (Approval for International Telecommunications Services)

(1) When there exist special provisions in the treaties or agreements on international telecommunications business joined by the Government, those provisions shall govern.

(2) A telecommunications business operator shall, where he intends to conclude an agreement or a contract with a foreign government or a foreigner with respect to the adjustments of fees following the handling of international telecommunications services (excluding the case of a value-added communications business operator) and other international telecommunications business as prescribed by the Enforcement Decree, obtain approval from the Korea Communications Commission fulfilling the requisites prescribed by the Enforcement Decree. The same shall apply to the case where he intends to alter or abolish such agreement or contract. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

(3) Standards for approving an agreement or a contract with respect to fees on the handling of international telecommunications services shall be determined and publicly announced by the Korea Communications Commission. <Newly Inserted by Act No. 6230, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

Article 59-2 (Transboundary Provision of Key Telecommunications Services)

(1) A person, who intends to provide key telecommunications service from abroad into the homeland without establishing a domestic business place (hereinafter referred to as the “transboundary provision of key telecommunications services”), shall conclude a contract on transboundary provision of key telecommunications services with a domestic key communications business operator or a specific communications business operator who provides the same key telecommunications service.

(2) The provisions of Articles 29, 30, 33 through 33-3, 36-3 through 37, 38, 53 through 55, 62 and 65 shall apply mutatis mutandis to the provision of services as determined in a contract by a key communications business operator or a specific communications business operator who has concluded the contract under paragraph (1). <Amended by Act No. 5564, Sep. 17, 1998; Act No. 5986, May 24, 1999>

(3) Where a person, who intends to provide a transboundary key telecommunications service under paragraph (1), or a key communications business operator or a specific communications business operator, who has concluded a contract with him, violates the relevant provisions which applies mutatis mutandis under paragraph (2), the Korea Communications Commission may cancel approval under Article 59 (2), or issue an order to suspend a transboundary provision of the whole or part of key telecommunications services as determined in the relevant contract, with fixing a period of not more than one year. <Amended by Act No. 8867, Feb. 29, 2008>

(4) Criteria and procedures for dispositions under paragraph (3) and other necessary matters shall be determined by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5385, Aug. 28, 1997]

Article 60 Deleted. <by Act No. 5220, Dec. 30, 1996>

Article 61 Deleted. <by Act No. 6822, Dec. 26, 2002>

Article 62 (Report, etc. on Statistics)

(1) A telecommunications business operator shall report the statistics on a provision of telecommunications service as prescribed by the Enforcement Decree, such as a current status of facilities by telecommunications service, subscription record, current status of users, and the data related to telephone traffic required for the imposition and collection of fees, to the Korea Communications Commission under the conditions as determined by the Enforcement Decree, and keep the related data available. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(2) A key communications business operator and stockholders thereof, or the specific communications business operator and stockholders thereof shall submit the related data necessary for a verification of the facts of Article 6, pursuant to the provisions of the Enforcement Decree. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5986, May 24, 1999; Act No. 7165, Feb. 9, 2004; Act No. 8867, Feb. 29, 2008>

(3) The Korea Communications Commission may, in order to verify the facts under paragraph (2), or to examine the genuineness of the data submitted, request the administrative agencies and other related agencies to examine the data submitted or to submit the related data. In this case, the agencies in receipt of such request shall accede thereto unless there exist any justifiable reasons. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

Article 63 (Hearing)

The Korea Communications Commission shall, in case where he intends to make a disposition falling under any of the following subparagraphs, hold a hearing: <Amended by Act No. 8867, Feb. 29, 2008>

1.	Cancellation of license for a key communications business operator under Article 15 (1);

2.	Cancellation of registration of a specific communications business or closedown of a value-added communications business under Article 28 (1) and (2); and

3.	Cancellation of approval under Article 59-2 (3).

[This Article Wholly Amended by Act No. 5385, Aug. 28, 1997]

Article 64 (Imposition, etc. of Penalty Surcharge)

(1) The Korea Communications Commission may impose a penalty surcharge equivalent to the amount of not more than 3/100 of the sales amount that is calculated under the conditions as prescribed by the Enforcement Decree in lieu of the relevant business suspension, in case where he has to order a business suspension to a telecommunications business operator who falls under subparagraphs of Article 15 (1) or subparagraphs of Article 28 (1) and (2), or a suspension of relevant business is likely to cause substantial inconveniences to the users, etc. of relevant business or to harm other public interests. If the telecommunications business operator refuses to submit the data used for calculation of turnover or submits erroneous data, an estimate of the turnover can be assessed based on the financial statement of those who provide similar services in the same industry (accounting documents, number of subscribers, usage fee and business operation status): Provided, That in the event that the sales amount is nonexistent or difficult to calculate the sales amount, as prescribed by the Enforcement Decree, the Minister of Information and Communication may impose a penalty surcharge not exceeding 1 billion won. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 6822,, Dec. 26, 2002, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

(2) Specific standards for the imposition of penalty surcharge under paragraph (1) shall be determined by the Enforcement Decree. <Jan. 3, 2007, Mar. 29, 2007>

(3) The provisions of Article 37-2 (3) and (4) or (6) shall apply mutatis mutandis to the penalty surcharge under paragraph (1). <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6230, Jan. 28, 2000, Jan. 28, 2007, Mar. 29, 2007>

(4) Deleted. <by Act No. 5385, Aug. 28, 1997>

Article 64-2 (Extension of Time Limit of Payment of Penalty Surcharge and Payment in Installments)

(1) Where a penalty surcharge to be paid by a telecommunications business operator under Articles 37-2 and Article 64 exceeds the amount as prescribed by the Enforcement Decree, and where deemed that a person liable for a payment of penalty surcharge finds it difficult to pay it in a lump sum due to the reasons falling under any one of the following subparagraphs, the Korea Communications Commission may either extend the time limit of payment, or have him pay it in installments. In this case, the Korea Communications Commission may, if deemed necessary, have him put up a security therefore: <Amended, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

1.	Where he suffers a severe loss of property due to natural disasters or fire;

2.	Where his business faces a serious crisis due to an aggravation of his business environments; and

3.	Where it is expected that he will be in great financial difficulty if he pays the penalty surcharge in a lump sum.

(2) Matters necessary for an extension of the deadline for payment of a penalty surcharge, the payment in installments and the laying of a security shall be prescribed by the Enforcement Decree.

[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998]

Article 65 (Correction Orders, etc.)

(1) The Korea Communications Commission shall issue correction orders in case where a telecommunications business operator falls under any of the following subparagraphs: <Amended by Act No. 4441, Dec. 14, 1991; Act No. 5220, Dec. 30, 1996; Act No. 5835, Feb. 8, 1999; Act No. 6360, Jan. 16, 2001, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

1.	Where he violates this Act, the Framework Act on Telecommunications, the Radio Waves Act, the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc., the Framework Act on Information Promotion, or the orders issued under these Acts;

2.	Where the procedures for business performances of telecommunications business operator are deemed to inflict significant harms on the users’ interests; and

3.	Where he fails to take swift measures necessary for removing obstructions such as repairs, etc. when impediments have occurred to the supply of telecommunications services.

(2) The Korea Communications Commission may order a telecommunications business operator to conduct the matters of the following subparagraphs, when necessary for development of telecommunications: <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

1.	Integrated operation and management of telecommunications facilities, etc.;

2.	Expansion of communications facilities for the enhancement of social welfare;

3.	Construction and management of communications networks for important communications to achieve efficient performance of State’s functions; and

4.	Other matters as prescribed by the Enforcement Decree.

(3) The Korea Communications Commission may order the persons falling under any of the following subparagraphs to take measures, such as the suspension of acts to provide telecommunications service or the removal of telecommunications facilities, etc.: <Newly Inserted by Act No. 6346, Jan. 8, 2001>

1.	Persons who operate a key communications business without obtaining a permit under Article 5 (1);

2.	Persons who operate a specific communications business without making a registration under Article 19 (1); and

3.	Persons who operate a value-added communications business without making a report under Article 21 (1).

Articles 66 and 67 Deleted. <by Act No. 5220, Dec. 30, 1996>

Article 68 (Delegation and Entrustment of Authority)

(1) The authority of the Korea Communications Commission under this Act may be delegated and entrusted in part to the head of the affiliated agencies or of the Korea Post, under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission may entrust a part of affairs related to reports under Article 21(1) to a telecommunications business operator or to the Korea Information Communication Promotion Association under the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc., under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 4439, Dec. 14, 1991; Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5835, Feb. 8, 1999; Act No. 6360, Jan. 16. 2001, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

CHAPTER VII PENAL PROVISIONS

Article 69 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than five years or by a fine not exceeding 200 million won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002>

1.	A person who runs a key communications business without obtaining a license under Article 5 (1);

2.	A person who obstructs the flow of telecommunications by impeding a function of telecommunications facilities by means of damaging telecommunications facilities, or having the objects contacted thereon and other methods, in violation of Article 50 (1);

3.	A person who divulges other’s secrets with respect to communications which have been known to him while in office, in violation of Article 54 (2); and

4.	A person who supplies communication data, and person who receives such supply, in violation of Article 54 (3).

Article 70 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than three years or by a fine not exceeding 150 million won: <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 6822, Dec. 26, 2002; Act No. 8425, May 11, 2007>

1.	A person who refuses a provision of telecommunications service without any justifiable reasons, in violation of Article 3 (1);

2.	A person who violates a disposition taken to suspend his business under Article 15 (1);

3.	A person who operates a specific communications business without making a registration under Article 19 (1);

4.	A person who commits any of the prohibited acts under Article 36-3 (1) 1-4 (excluding the act of providing telecommunications services in a manner different from the terms of use);

5.	A person who fails to implement an order under Article 37 (2);

6.	A person who obstructs the measurement of line tracks, etc. and the installation and preservation activities of telecommunications facilities under Article 40 (1); and

7.	A person who encroaches upon or divulges a secret of communications handled by telecommunications business operator, in violation of Article 54 (1).

Article 71 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than two years or by a fine not exceeding 100 million won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 5986, May 24, 1999; Act No. 6822, Dec. 26, 2002, Jan. 26, 2007, Act No. 8324, Mar. 29, 2007; Act No. 8425, May 11, 2007>

1.	A person who fails to obtain a modified license or to make a report thereon under Article 10;

2.	A person who fails to obtain approval under Articles 11 (1) and 34-4 (4);

3.	A person who fails to obtain an authorization under the text of Article 13 (1) or approval according to Article 13 (2) or 14 (1);

4.	A person who violates Article 13 (10) by unifying communication networks, appointing officers, executing any other activities such as transferring, consolidating, enforcing a facilities sales contract or taking follow-up measures relating to establishment of a company;

5.	A person who violates user protection measures ordered under Article 14-2;

6.	A person who runs the value-added communications business without making a report under Article 21;

7.	A person who violates a disposition taken to suspend his business under Article 28 (1);

8.	A person who fails to execute the order given to discontinue his business under Article 28 (2);

9.	A person who discloses, uses or provides the information, in violation of the text of Article 34-5 (1) or paragraph (2) of the same Article;

10.	A person who fails to implement the measure ordered pursuant to Article 55; and

11.	A person who fails to obtain approval, approval for alteration, or approval for abolition, under Article 59 (2).

Article 72 (Penal Provisions)

A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than one year or by a fine not exceeding 50 million won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002; Act No. 7165, Feb. 9, 2004, Jan. 3, 2007; Act No. 8425, May 11, 2007>

1.	A person who fails to execute the order given under Articles 6-3 (5) or 7 (2) (including a case where the provisions are applied mutatis muandis under Article 4 (4) of the Addenda of the Telecommunications Business Act amended by Act No. 5385) or Article 13(9);

2.	A person who fails to make a report under provisos of Article 13 (1);

3.	A person who fails to make a modified registration or a modified report under Article 22;

4.	A person who fails to make a report under Article 25;

5.	A person who violates a disposition taken to suspend his business under Article 28 (2);

6.	A person who provides telecommunications service without making a report or receiving an authorization under Article 29 (1); and

7.	A person who intermediates other person’s communication or furnishes for use by other person, by making use of telecommunications services rendered by the telecommunications business operator, in contravention of the provisions of the text of Article 32-2.

<The provisions of this subparagraph declared unconstitutional by the Constitutional Court on September 19, 2002 were amended in accordance with the amendment of Article 32-2 made by Act No. 6822 on December 26, 2002>

Article 73 (Penal Provisions)

A person falling under any one of the following subparagraphs shall be punished by a fine not exceeding 50 million won: <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5986, May 24, 1999; Act No. 6822, Dec. 26, 2002, Mar. 24, 2006, Mar. 29, 2007>

1.	A person who violates the provisions under Article 36-4 (1) 36-4 (2) or 36-4(4) or 36-4(6);

2.	A person who refuses or impedes a temporary use of private telecommunications facilities or lands under Article 40 (1), without justifiable reasons;

3.	A person who refuses or impedes an entry to the land, etc. under Article 41 (1), without justifiable reasons;

4.	A person who refuses the moving, alteration, repair and other measures on the obstacles, etc. under Article 42 (1), or the request for removal of the plants under Article 42 (2), without justifiable reasons;

5.	Deleted; Act No. 8425, May 11, 2007

6.	A person who deceives another for profit or alters his telephone number or displays a fraudulent telephone number for the purpose of inflicting harm through violent language, intimidations, harassment, etc. in contravention of Article 54-2(3) <Newly inserted. Mar. 29, 2007>; and

7.	A person who provides services that enable another to alter the caller’s telephone number or display an erroneous telephone number for profit in violation of Article 54-2(4).

Article 74 Deleted. <by Act No. 6230, Jan. 28, 2000>

Article 75 (Penal Provisions)

A person who stains the telecommunications facilities or damages the measurement marks of the telecommunications facilities, in violation of Article 50 (2) shall be punished by a fine not exceeding one million won.

[This Article Wholly Amended by Act No. 5220, Dec. 30, 1996]

Article 76 (Attempted Criminal)

An attempted criminal under subparagraphs 2 and 3 of Article 69 and subparagraph 7 of Article 70 shall be punished. <Amended by Act No. 5385, Aug. 28, 1997; Act No. 6822, Dec. 26, 2002>

Article 77 (Joint Penal Provisions)

When a representative of a juristic person or an agent, an employee or any other employed person of the juristic person or individual commits violation under Articles 69 through 73 in connection with the business of such juristic person or individual, then a fine under the related Article shall be imposed on the juristic person or individual, in addition to the punishment of the violator. <Amended by Act No. 6230, Jan. 28, 2000>

Article 78 (Fine for Negligence)

(1) A person who falls under any one of the following subparagraphs shall be punished by a fine for negligence not exceeding ten million won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002; Act No. 7165, Feb. 9, 2004, Act No. 7916, Mar. 24, 2006, Act No. 8324, Mar. 29, 2007; Act No. 8425, May 11, 2007>

1.	A person who fails to make a report as referred to in Article 6-3 (2) or to comply with a request for providing the data or an order to attend as referred to in Article 6-4 (3) or (4);

2.	A person who, in violation of Article 14 (1), fails to notify the user 60 days prior to the expected date of termination;

3.	A person who fails to make a report under Article 27;

4.	A person who fails to implement an order for modification in the standardized use contract under Article 30;

5.	A person who violates the obligation concerning the protection of users under Article 33 (2);

6.	A person who fails to make a public announcement of the technical standards, and the standards for use and provision, or the standards for a creation of fair competitive environments, in violation of Article 34-4 (4);

7.	A person who fails to observe the publicly announced matters, in violation of Article 36 (3);

8.	A person who fails to adjust the accounting, to submit a business report, or to keep the books or evidential data, in violation of Article 36-2 (1);

9.	A person who fails to implement an order for the submission of related data under Article 36-2 (4);

10.	A person who refuses, avoids or hampers an order for submission, or an investigation, of the data or articles according to Article 36-5 (2);

10-2.	A person who refuses, avoids, or intervenes with the order to submit information or object under Article 26-5 (5), or the order for temporary custody of the information or object submitted under the same Article;

11.	A person who fails to execute orders given to furnish related data under the provisions of Article 38-2 (3);

12.	A person who fails to keep related data or makes false entries in such data, in contravention of the provisions of Article 54 (5);

13.	A person who fails to notify the head of central administrative agency, in contravention of the provisions of Article 54 (7);

14.	A person who fails to make reports or submit the data under Article 62, or falsely do such acts; and

15.	A person who fails to follow correction orders, etc., under Article 65.

(2) The fine for negligence under paragraph (1) shall be imposed and collected by the Korea Communications Commission, under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(3) A person who is dissatisfied with the imposition of the fine for negligence under paragraph (2) may make an objection to the Korea Communication Commission within thirty days from the notification date of such imposition. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(4) When a person subjected to the imposition of the fine for negligence under paragraph (2) makes an objection under paragraph (3), the Korea Communications Commission shall notify a competent court of the fact without delay, and the court so notified shall bring the case of fine for negligence to trial under the Non-Contentious Case Litigation Procedure Act. <Amended by Act No. 5220, Dec. 30, 1996, Jan. 3, 2007; Act No. 8867, Feb. 29, 2008>

(5) When neither the objection against nor the payment of the fine for negligence is made within the specified period under paragraph (3), it shall be collected in accordance with examples of disposition for the national taxes in arrears.

ADDENDA

Article 1 (Enforcement Date)

This Act shall enter into force four months after the date of its promulgation.

Article 2 (Transitional Measures concerning Public Communications Business Operator, etc.)

(1) At the time when this Act enters into force, the Korea Telecommunications Corporation under the Korea Telecommunication Corporation Act (hereinafter referred to as the “Corporation”) shall be deemed to have been designated as the one capable of running a general communications business under Article 5 (1).

(2) Among the persons designated to be able to run public telecommunications business by the Minister of Information and Communication under Article 7 (2) of the former Framework Act on Telecommunications, at the time when this Act enters into force, the one running a general communications business under Article 4 (3) 1 shall be deemed to have been designated as a general communications business operator under Article 5, and the one running specific communications business under Article 4 (3) 2 shall be deemed to have the license of specific communications business operator under Article 16 (1).

(3) At the time when this Act enters into force, the person providing the information communications services on travel information with the leased telecommunications line facilities from among the persons designated to be able to run public telecommunications business by the Minister of Information and Communication under Article 7 (2) of the former Framework Act on Telecommunications, and the person who has made a registration of a business providing the information communications service to the Minister of Information and Communication under the provisions of former Article 73-2 (1), shall be deemed to have registered the value added communications business under Article 21 (1).

(4) The person falling under paragraphs (1) through (3) shall report the matters as prescribed by the Ordinance of the Ministry of Information and Communication, such as classifications, contents etc., of telecommunications service provided by him, to the Minister of Information and Communication within one month after enforcement of this Act.

Article 3 (Transitional Measures concerning Entrusted Business)

At the time when this Act enters into force, the business entrusted to others under former Article 5 by a public telecommunications business operator with approval from the Minister of Information and Communication shall be deemed to be entrusted by a general communications business operator or a specific communications business operator with approval from the Minister of Information and Communication, under Article 12 (including the case applied mutatis mutandis under Article 20).

Article 4 (Transitional Measures concerning Authorization of Standard Form of Contract for Users, etc.)

At the time when this Act enters into force, the standard form of contract for users authorized under the former Article 9 (2), shall be considered as the standard form of contract for users authorized by the Minister of Information and Communication under Article 29 (1) until three months after the enforcement of this Act.

Article 5 (Transitional Measures concerning Disposition, etc.)

Where the approval, license, disposition, orders and applications, etc. have been executed under the former provisions at the time when this Act enters into force, except for the cases under Articles 2 and 3 of Addenda, and where there exist the provisions which correspond thereto in this Act, such shall be deemed to have been executed under this Act.

Article 6 (Special Case on Ownership Limitation of Stocks, etc.)

(1) Notwithstanding the provisions of Article 6 (1) 4, the Corporation may, within the limit of par value of stocks issued by other general communications business operator which have been owned by the Corporation at the time when this Act enters into force, possess the relevant stocks up to two years after the enforcement of this Act. In this case, the Corporation shall submit the plans for disposal of the relevant stocks such as a donation to the State, to the Minister of Information and Communication within six months after enforcement of this Act, and take measures so as to have them in conformity with Article 6 (1) 4 according to the said plans.

(2) Notwithstanding the provisions of Article 6 (1) 6, the facilities manufacturer may possess the stocks issued by other general communications business operator within the limit of par value of stocks which have been owned by him at the time when this Act enters into force: Provided, That additional investments shall not be made until the ownership ratio of stocks with voting rights comes to fall short of the ownership limitation ratio under Article 6 (1) 6.

(3) Notwithstanding the provisions of Article 18 (1) 5, the Corporation may, up to two years after enforcement of this Act, possess in excess of 10/100 of the stocks with voting rights, issued by a specific communications business operator who mainly provides telecommunications service based upon a wireless mode with technical limits: Provided, That when two years have passed after an enforcement of this Act, it shall not possess them in excess of 1/3.

(4) Notwithstanding the provisions of Article 18 (1) 5, the Corporation may possess in excess of 10/100 of the stocks with voting rights issued by a specific communications business operator whose main business areas are harbor districts.

Article 7 Deleted. <by Act No. 4903, Jan. 5, 1995>

Article 8 (Amendment of Other Acts, etc.)

(1) through (8) Omitted.

(9) At the time when this Act enters into force, where other Acts cite former provisions of the Public Telecommunication Service Act, and where there exist provisions corresponding thereto in this Act, it shall be considered to have cited the corresponding provisions in this Act in lieu of the former provisions.

ADDENDA <Act No. 4439, Dec. 14, 1991>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Articles 2 through 4 Omitted.

ADDENDA <Act No. 4441, Dec. 14, 1991>

Article 1 (Enforcement Date)

This Act shall enter into force on July 1, 1992. (Proviso Omitted.)

Articles 2 and 3 Omitted.

ADDENDA <Act No. 4861, Jan. 5, 1995>

Article 1 (Enforcement Date)

This Act shall enter into force three months after the date of its promulgation.

Articles 2 through 5 Omitted.

ADDENDA <Act No. 4903, Jan. 5, 1995>

Article 1 (Enforcement Date)

This Act shall enter into force three months after the date of its promulgation.

Article 2 (Transitional Measures concerning License for Key Communications Business Operator, etc.)

(1) At the time when this Act enters into force, a general communications business operator and a specific communications business operator under the former provisions shall be deemed to have been licensed for a key communications business operator under the amended provisions of Article 5.

(2) At the time when this Act enters into force, the value-added communications business operator under the former provisions shall be deemed to have made the report of a value-added communications business operator under the amended provisions of Article 21.

Article 3 (Special Case on Ownership Limitation of Stocks, etc.)

(1) At the time when this Act enters into force, the stocks issued by other key communications business operator which have been possessed by the Corporation under the Korea Telecommunication Corporation Act, shall be deemed to have been approved under the amended provision of proviso of subparagraph 4 of Article 6.

(2) The amended provisions of subparagraph 5 of Article 6 shall not be applied mutatis mutandis to the case where the Corporation possesses the stocks of Korea Port Telephone Company.

Article 4 (Transitional Measures concerning Application of Penal Provisions)

In the application of penal provisions to the activities prior to the enforcement of this Act, the former provisions shall govern.

Article 5 (Relations with Other Acts and Subordinate Statutes)

At the time when this Act enters into force, where a general communications business operator or a specific communications business operator is cited by other Acts and subordinate statutes, it shall be deemed to have cited a key communication business operator.

ADDENDA <Act No. 5220, Dec. 30, 1996>

(1) (Enforcement Date) This Act shall enter into force one month after the date of its promulgation.

(2) (Transitional Measures concerning Standard Form of Contract for Users) The standard form of contract for users which has been authorized or reported under the previous provisions at the time when this Act enters into force, shall be deemed to have been authorized or reported under the amended provisions of Article 29.

ADDENDA <Act No. 5385, Aug. 28, 1997>

Article 1 (Enforcement Date)

This Act shall enter into force on January 1, 1998.

Article 2 (Valid Term)

The amended provisions of subparagraph 6 (c) and (d) of Article 6 shall continue to be valid until December 31, 1998.

Article 3 (Special Cases concerning Application of Disqualifications for License of Key Communications Business)

(1) Notwithstanding the amended provisions of subparagraph 3 of Article 6, a juristic person in which those who fall under subparagraphs 3 (a) through (c) of Article 6 (hereinafter referred to as the “foreigners, etc.”) are major stockholders, shall not obtain a license for a key communications business until December 31, 1998.

(2) Deleted. <by Act No. 5986, May 24, 1999>

Article 4 (Special Cases concerning Acquisition of Stocks)

(1) The foreign government or foreigners (where two or more foreign governments or foreigners have agreed to exercise voting rights jointly, including the foreign governments or foreigners who have made such an agreement) may not become the major stockholders of the corporation which has succeeded by a universe title the property and the rights and obligations of the Korea Telecommunications Corporation under Article 3 (1) of the Addenda of the Act No. 5387: the abrogated Act of the Korea Telecommunications Corporation Act: Provided, That the same shall not apply to the case where the stocks falling short of 5/100 are possessed. <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002; Act No. 7165, Feb. 9, 2004>

(2) Deleted. <by Act No. 6346, Jan. 8, 2001>

(3) Deleted. <by Act No. 6822, Dec. 26, 2002>

(4) The provisions of Articles 7 and 7-2 shall apply mutatis mutandis to a violation of paragraph (1). <Amended by Act No. 7165, Feb. 9, 2004>

Article 5 (Transitional Measures on Appointment of Part-time Directors)

A nationwide telephone service provider shall appoint a majority of directors as part-time members at a general meeting of stockholders convened for the first time after the entry into force of this Act.

Article 6 (Special Cases on Application of Disqualifications for Specific Communications Business Operators)

(1) No juristic person falling under any of the following subparagraphs shall, notwithstanding the amended provisions of Article 24, become a specific communications business operator who provides a telephone service by connecting to telecommunications networks:

1.	Deleted; and <by Act No. 5564, Sep. 17, 1998>

2.	Juristic person in which the stocks owned by the foreigners, etc. exceed 49/100 of the total issued stocks until December 31, 2000.

(2) The provisions of Article 7 shall apply mutatis mutandis to a violation of paragraph (1).

Article 7 (Special Cases on Transboundary Provision of Key Telecommunications Services)

A person who intends to provide a telephone service which connects to the telecommunications networks, from among the business falling under Article 4 (3) 1 by a transboundary provision of key telecommunications services, shall establish within the country a juristic person which operates a specific communications business not later than December 31, 2000, and provide the relevant services through the said juristic person.

Article 8 Omitted.

ADDENDUM <Act No. 5564, Sep. 17, 1998>

This Act shall enter into force on January 1, 1999: Provided, That the amended provisions of Article 5-2, subparagraphs 4 and 5 of Article 6, Articles 9 (3), 12, and 16, and the amended provisions of Articles 4 (1) and 6 (1) 1 of the Addenda of the amendments of the Act No. 5385, Telecommunications Business Act, shall enter into force on the date of its promulgation.

ADDENDA <Act No. 5835, Feb. 8, 1999>

Article 1 (Enforcement Date)

This Act shall enter into force on July 1, 1999. (Proviso Omitted.)

Articles 2 through 4 Omitted.

ADDENDA <Act No. 5986, May 24, 1999>

(1) (Enforcement Date) This Act shall enter into force on July 1, 1999.

(2) Omitted.

ADDENDA <Act No. 6230, Jan. 28, 2000>

(1) (Enforcement Date) This Act shall enter into force on April 1, 2000.

(2) (Application Example of Application Exclusion of Monopoly Regulation and Fair Trade Act) The amended provisions of Article 37-3 shall apply starting with any act first performed by the telecommunications business operator in accordance with each subparagraph of Article 36-3 (1) after the enforcement of this Act.

(3) (Transitional Measures concerning Penal Provisions) The application of the penal provisions to any act committed prior to the enforcement of this Act shall be governed by the previous provisions.

ADDENDA <Act No. 6346, Jan. 8, 2001>

(1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation: Provided, That the amendments to Article 38-4 shall enter into force on the date of its promulgation, and the amendments to Article 54-2 two months after the date of its promulgation.

(2) Omitted.

ADDENDA <Act No. 6360, Jan. 16, 2001>

Article 1 (Enforcement Date)

This Act shall enter into force on July 1, 2001.

Articles 2 through 6 Omitted.

ADDENDA <Act No. 6602, Jan. 14, 2002>

(1) (Enforcement Date) This Act shall enter into force on July 1, 2002.

(2) and (3) Omitted.

ADDENDA <Act No. 6656, Feb. 4, 2002>

Article 1 (Enforcement Date)

This Act shall enter into force on January 1, 2003.

Articles 2 through 12 Omitted.

ADDENDA <Act No. 6822, Dec. 26, 2002>

(1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation: Provided, That the amended provisions of Article 53, Article 53-2 (1), the latter part of (3), (4), Article 54 (3), the proviso of (7) and subparagraph 8 of Article 71 shall enter into force on the date of its promulgation, and the amended provisions of Article 36-3 (3) shall enter into force six months after the date of its promulgation.

(2) (Valid Term) The amended provisions of Article 36-3 (1) 5 shall have its validity for three years from the date of the enforcement of this Act.

(3) (Transitional Measure concerning Disposition, etc.) Any authorization granted, report received, order given to correct a prohibited act and any surcharge imposed by the Minister of Information and Communication under the previous provisions of Articles 34-6, 37 and 37-2 at the time of enforcement of this Act shall be deemed to be each done by the Korea Communications Commission under the relevant provisions.

(4) (Transitional Measure concerning Penalty Surcharge) Any penalty surcharge imposed against any act performed prior to the enforcement of this Act shall be governed by the previous provisions, notwithstanding the amended provisions of Article 64 (1).

ADDENDA <Act No. 7165, Feb. 9, 2004>

(1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation: Provided, That the amended provisions of Article 38-6 shall enter into force two years after the date of its promulgation.

(2) (Transitional Measures concerning Examination of Public Interest Nature) The amended provisions of Article 6-3 shall not apply to what has been achieved prior to an enforcement of this Act.

(3) (Transitional Measures concerning Acquisition of Stocks by Joint-Stock Company) The amended provisions of Article 4 (1) of the Addenda of the amendments of the Act No. 5385, Telecommunications Business Act shall not apply to the largest stockholder who is a foreign government or a foreigner at the time of enforcement of this Act: Provided, that in case where a foreign government or a foreigner at the time of enforcement of this Act falls under the largest stockholder as referred to in Article 4 (1) of the Addenda of the amendments of the Act No. 5385, Telecommunications Business Act, the said foreign government or foreigner shall not be allowed to additionally acquire any stocks of the joint-stock company.

ADDENDUM <Act No. 7445, Mar. 31, 2005>

This Act shall enter into force on the date of its promulgation.

ADDENDUM (State Public Officials Act) <Act No. 7796, Dec. 29, 2005>

Article 1 (Enforcement Date) This Act shall enter into force on July 1, 2006.

Article 2 and 5 are deleted.

Article 6 (Amendment to another Act). (1) and <50> are deleted.

<51> Parts of Telecommunications Business Act are amended as follows:

Article 6-4(2). “public officials ranking Grade III” shall be replaced with “public officials raking Grade III or public officials in general service of high ranking or Grade”.

<52> and <68>. Deleted.

ADDENDUM <Act No. 7916, Mar. 24, 2006>

A. (Enforcement Date) This Act shall enter into force on March 27, 2006.

B. (Effective Period) The amended provisions of Article 36-4 shall enter into force for two years after the date of its enforcement.

(3) (Exceptions with respect to reporting standards for the support) The standards for support which are reported within 30 days after the enforcement date of this Act shall enter into force on the date of the report regardless of the amended provisions of Article 36-4 (2).

ADDENDUM <Act No. 8198, Jan. 3, 2007>

(1) (Enforcement Date) This Act shall enter into force 6 months after the date of its promulgation.

(2) (Applicability of penalty surcharge) The amended provisions of Article 37-2(5) apply from the date on which grounds for return of penalty surcharge arise for the first time.

(3) (Penalty provision) With respect to the imposition of penalty on activities committed prior to the enforcement of this Act, the pre-existing provisions shall apply in relation thereto.

ADDENDUM (Act on Promotion of Information and Communications Network Utilization and Information Protection) <Act No. 8289, Jan. 26, 2007>.

Article 1. (Enforcement Date) This Act shall enter into force 6 months after the date of its promulgation.

Article 2 and Article 5. Deleted.

Article 6 (Amendment of other Act) Parts of the Telecommunications Business Act are amended as follows:

Each of Article 53 and Article 53-2 is deleted.

In Article 71 (1), “pursuant to the provisions of Article 53-2 or Article 55” shall be replaced with “pursuant to the provisions of Article 55”.

ADDENDUM <Act No. 8324, Mar. 29, 2007>

(1) (Enforcement Date) This Act shall enter into force 6 months after the date of its promulgation.

(2) (Measures pertaining to penalty surcharge) Penalty surcharge imposed on any acts committed prior to the enforcement of this Act shall be subject to the pre-existing provisions related thereto, regardless of the amendments to Article 37-2 and Article 64.

ADDENDUM <No. 8425, May 11, 2007>

(1) (Enforcement Date) This Act shall enter into force 6 months after the date of its promulgation.

(2) (Bearing the Expenses Necessary to Move Telecommunication Facilities or Remove Other Obstacles) The amended provisions of Article 51 (3) shall begin to apply with respect to the first person who requests measures to be taken for moving of telecommunication facilities or removal of other obstacles.

(3) (Amendment to another act) Parts of the Framework Act on Telecommunications are amended as follows;

In Article 40-2 (1)1, “compensation for damages or compensation for actual expenses under Article 46” is changed to “compensation for damages.”

ADDENDUM (Laws on Capital Markets and Financial Investment) <Act No. 8635, August 3, 2007>

Article 1. (Enforcement Date) This Act shall enter into force one and a half year after the date of its promulgation. (Proviso omitted)

Article 2 to Article 41 omitted

Article 42 (Amendment to another act) (1) to Article 44 omitted

<45> Parts of the Telecommunications Business Act are amended as follows;

In Article 6 (2), “according to Article 36(3) of the Securities and Exchange Act” is amended to “according to Article 9 (1)1 of the Laws on Capital Markets and Financial Investment.”

In Article 6-3 (1)1, “according to Article 36(3) of the Securities and Exchange Act” is amended to “according to Article 9 (1)1 of the Laws on Capital Markets and Financial Investment.”

<46> to <67> omitted.

Article 43 and 44 are omitted.

ADDENDUM (Laws on establishment and operation of the Korea Communications Commission) <Act No. 8867, Feb. 29, 2008>

Article 1 (Enforcement Date and etc.) This Act shall enter into force on the date of its promulgation. (Proviso omitted)

Article 2 to 6 omitted.

Article 7 (Amendment to another act) (1) to (10) omitted.

(11) Parts of the Telecommunications Business Act are amended as follows;

In Article 6-3 (1), “the Minister of Information and Communication” is amended to “Korean Communications Commission.”

In Article 6-4 (2), “the Vice Minister of the Information and Communication” is amended to “the Vice Chairman of the Korea Communications Commission.”

In Article 33-3 (2), “the Korea Communications Commission (hereinafter the “Korea Communications Commission”) as set forth in Article 37 of the Framework Act on Telecommunications” is amended to “the Korea Communications Commission.”

In Article 36-2 (2), “a deliberation by the Korea Communications Commission and a consultation with the Minister of Finance and Economy” is amended to “a consultation with the Minister of Strategy and Finance.”

In Article 3-2(2), the text of Article 5(2), (4) and (5), Article 9(2), Article 11(2), Article 13(3) but excluding each of the subparagraphs thereof, Article 13(6) and (7), and Article 15(1), Article 19(2), the text of Article 28(1) but excluding each of the subparagraphs thereof, and the text of Article 28(2) but excluding each of the subparagraphs thereof, Article 29(3) but excluding each of the subparagraphs thereof, the former part of Article 33-5(3), Article 34(2), Article 34-3(2), Article 34-4(2), the former parts of Article 36(1) and (2), Article 36-2(2),

Article 38-2(2) and (3), Article 54(6), Article 55, Article 59-2(3), the proviso of Article 62(3), Article 63 but excluding each of the subparagraphs thereof, the former part of Article 64(1), Article 65(1)-(3) but excluding each of the subparagraphs thereof, Article 68(2) and Article 78(4), “the Minister of Information and Communication” is amended to “the Korea Communications Commission.”

In Article 3-2(2), Article 3(2), Article 4(2), the proviso of Article 5(2) and (7), the text and proviso of Article 10(1), Article 10(2), Article 13(2), Article 19(1) but excluding each of the subparagraphs thereof, Article 19.3, Article 19(4), Article 22, Article 25, the proviso of Article 29(1), Article 33-5 (2)2, Article 34(3)2, Article 34-3(3)2, Article 34-4(3)2, Article 36-2(1), Article 54(5), the text of Article 54(7), Article 54(8) and (9), Article 54-2(2), Article 59-2(4) and Article 62(1) and (2), “the Ordinance of the Ministry of Information and Communication” is amended to “the Enforcement Decree.”

In Article 3-2(4) and (5), Article 6-3(4) and (5), Article 7(2), the former part of Article 7-2(1), Article 13(9), Article 14(2) and (3), Article 33-4(1) and (2), Article 33-6(2), Article 36-4(7), the former part of Article 38-3(1), Article 38-3(3), Article 38-4(1), (3), and (5), Article 38-6(2), Article 50(4), and the former part of Article 64-2(1) but excluding each of the subparagraphs thereof, “the Minister of the Information and Communication” is amended to “the Korea Communications Commission.”

In Article 5(1), the text of Article 10(1), Article 10(2), Article 13(2), the proviso of Article 29(1), Article 34-4(4), the former part of Article 42(3), the former part of Article 59(2) and Article 68(1), “the Minister of the Information and Communication” is amended to “the Korea Communications Commission.”

In Article 5(3), Article 9(1), Article 13(4), Article 34-6(3), Article 59(3) and Article 78(2), “the Minister of the Information and Communication” is amended to “the Korea Communications Commission.”

In Article 6-3(2) and (3), Article 13(1) but excluding each of the subparagraphs thereof, Article 29(6), Article 36-4(2) and Article 50(3), “the Minister of the Information and Communication” is amended to “the Korea Communications Commission.”

In Articles 6-3(6), the proviso of Article 13(1), the proviso of Article 21, Article 33-4(3), the latter part of Article 38-3(1), Article 38-6(3) and Article 50(5), “the Ordinance of the Ministry of Information and Communication” is amended to “Enforcement Decree.”

In the proviso of Article 10(1), Article 19(1) but excluding each of the subparagraphs thereof, the text of Article 21, Article 22, Article 25, Article 27(1) and (2), the text of Article 29(1), Article 32-4(2), Article 54(6), Article 62(1) and Article 78(3), “the Minister of the Information and Communication” is amended to “the Korea Communications Commission.”

In Article 11(1), the text of Article 13(1) but excluding each of the subparagraphs thereof, and Article 14(1), “the Minister of the Information and Communication” is amended to “the Korea Communications Commission.”

In Article 33-3(2), Article 35(1) and (2), Article 36(4), Article 36-2(2), Article 36-2(1) and Article 36-2(3)-(5), “the Minister of the Information and Communication” is amended to “the Korea Communications Commission.”

Article 33-5(5), Article 33-6(3), Article 34(4), Article 34-3(4), Article 34-4(5), Article 36(4), Article 36-2(7), and Article 38-4(4) are all deleted.

In Article 33-6(1), the latter part of 33-7(1), Article 33-7(2), the proviso of Article 38-6(1), “the Minister of the Information and Communication” is amended to “the Korea Communications Commission.”

In Article 33-7(3), “the Minister of the Information and Communication by consultation with the Korea Communications Committee” is amended to “the Korea Communications Commission.”

In the former part of Article 34-6(1), Article 34-6(2) and (4), Article 36-4(6), Article 36-5(1)-(3), Article 36-5(6) but excluding each of the subparagraphs thereof, Article 37(1) but excluding each of the subparagraphs thereof, the text and proviso of Article 37(2), the texts of Article 37(3) and (4), the former part of 37-2(1), Article 37-2(2) but excluding each of the subparagraphs thereof, Article 37-2(4) and (5), “the Korean Communications Commission” is amended to “the Korea Communications Commission.”

In Articles 38-3(4) and 38-4(6), “the Minister of Information and Communication by going through the deliberation of the Korea Communications Committee” is amended to “the Korea Communications Commission.”

In Article 64-2(1), “the Minister of Information and Communication under Article 64 and the Korea Communications Commission under Article 37-2” is amended to “the Korea Communications Commission under Articles 37-2 and 64.”

In Article 68(1), “delegated in part to the head of the Korea Post” is amended to “delegated or entrusted in part to the chief of the related agencies or the head of the Korea Post.”

(12) to <20> omitted.

Article 8 to 12 omitted.